EXHIBIT 2.1

ASSET SALE AND PURCHASE AGREEMENT

THIS ASSET SALE AND PURCHASE AGREEMENT (this <Agreement=) is made on October 13, 2022

AMONG:

1.	BCP MEDIA, Inc., (EIN: 47-4216899/Company No.: P15000047655) of registered address 1810 Barker Dr, Winter Park, FL 32789, USA (the <Seller=),

2.	ONFOLIO ASSETS LLC, (EIN: 37-1948853/File No.: 7418232) of registered address 1007 North Orange Street, 4th Floor, Wilmington, Delaware 19801 (the <Purchaser=),

3.	ONFOLIO HOLDINGS, INC., (EIN: 37-1978697/File No.: 3271708) of registered address 1007 North Orange Street, 4th Floor Wilmington, Delaware 19801 (the <Holdings=); and

4.	Caitlin Pyle and Cody Lister (together the <Principals=),

each a <Party= and together the <Parties=.

RECITALS

(1) The Seller is the owner and operator of the Business;

(2) The Seller has agreed to sell and the Purchaser has agreed to purchase the Business (together with the Assets) as a going concern on the terms and conditions of this Agreement.

(3) The Principals own all of the outstanding equity of Seller and desire, and will gain good and valuable consideration from, Seller entering into the transactions contemplated hereunder

IT IS AGREED as follows:

1. DEFINITIONSANDINTERPRETATION

1.1.	Definitions

Unless defined elsewhere in this Agreement, in this Agreement (including the Recitals) the following expressions shall bear the following meanings, unless the context requires otherwise:

<Assets=	means the property, rights and assets of the Seller that comprise the Business set out in Section 2 (other than the Excluded Assets);

<Business=	means the proofreading training business operated via the Domain;

<Business Hours=	means Monday through Friday between 09:00 and 17:00 eastern standard time, excluding public holidays in the United States of America;

Private and Confidential	Page 1 of 25

<Closing=	means the consummation of the transactions contemplated by this Agreement;

<Consideration=	has the meaning given in Section 4;

<Domain>	means the domain names listed in Exhibit A;

<Encumbrances=

any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

<Fraud=

shall mean an act, committed by a party hereto, with intent to deceive another party hereto, or to induce him, her or it to enter into this Agreement and requires (i) a false representation of material fact made herein; (ii) with knowledge that such representation is false; (iii) with an intention to induce the party to whom such representation is made to act or refrain from acting in reliance upon it; (iv) causing that party, in justifiable reliance upon such false representation and with ignorance to the falsity of such representation, to take or refrain from taking action; and (v) causing such party to suffer damage by reason of such reliance;

<Intellectual Property=

means any and all of the following in any jurisdiction throughout the world: (i) trademarks, service marks, brands, logos, trade dress and trade names, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, copyrightable works and works of authorship, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential or proprietary information or know-how; (iv) patents and patent applications; (v) websites, internet domain names, social media accounts or user names/handles, social media pages, affiliate program accounts, and all content and data thereon or relating thereto; (vi) computer programs and software, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications and other related documentation; (vii) data, databases and email lists; (viii) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing); and (ix) any and all goodwill associated or existing in connection with the foregoing;

<Knowledge=

or any other similar knowledge qualification, means the actual and current knowledge of Caitlin Pyle and Cody Lister, after due inquiry of their direct reports that would be reasonably made by an individual in a similar position (neither of whom shall have any personal liability or obligations regarding such knowledge);

Private and Confidential	Page 2 of 25

<Liabilities=	means liabilities, obligations, or commitments, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise;

<Material Adverse Effect=

means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Business, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any matter of which Purchaser is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (ix) any natural or man-made disaster or acts of God; (x) any epidemics, pandemics, disease outbreaks, or other public health emergencies; (xi) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); or (xii) any regular discounts or sales promotions provided by the Seller in the ordinary course of its business;

<Restricted Business=	means the operation of proofreading training and proofreading certifications providers;

<Warranties=	the representations, warranties and undertakings set out in Sections 6, 7 and 8 and references to a <Warranty= shall be construed accordingly;

<Web Server=	means the server where the Website and software(s) are hosted; and

<Website=	shall mean all assets and content related to and situated on the websites to which the Domain points.

Private and Confidential	Page 3 of 25

1.2	Construction

Unless a contrary indication appears, any reference in this Agreement to:

(a)	section and schedule headings do not affect the interpretation of this Agreement;

(b)	a Party is to a party to this Agreement and includes that party’s personal representatives, successors or permitted assignees;

(c)	a person includes a natural person, a corporate or unincorporated body (whether or not having separate legal personality) and that person’s personal representatives, successors or permitted assigns;

(d)	unless the context otherwise requires, words in the singular include the plural and in the plural include the singular;

(e)	a reference to one gender includes a reference to the other genders;

(f)	a reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established;

(g)

a reference to a particular statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts and subordinate legislation for the time being in force made under it. Provided that, as between the parties, no such amendment or re-enactment made after the date of this agreement shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(h)	writing or written includes email but not faxes; and

(i)	references to sections and schedules are to sections and schedules of this agreement; references to paragraphs are to paragraphs of the relevant schedule.

2. SALEOFASSETS

2.1

Pursuant to the provisions of this Agreement, including the payment in full of the Consideration, the Seller hereby sells, assigns, transfers, conveys, and delivers to the Purchaser, and Purchaser hereby purchases all of the Seller’s rights, title and interest, in and to the Assets free and clear of any and all Encumbrances. The Assets shall include the following:

(a)	the Domain;

(b)

all intangible property including but not limited to all rights, titles and interests of the Seller, to any web development, software development, design work, engineering work, computer software, artwork, programs and documentation used in the operation of the Website as set out in Exhibit A;

(c)

all Intellectual Property of the Business (excluding shrink-wrap, click-wrap, or other similar agreements for commercially available off-the-shelf software), including, but not limited to, the Domain, Website, Trademark, Stylized Mark, Podcast Content, Website Content, Educational Content, Books and all other intellectual property identified on Exhibit A (<Seller Intellectual Property=);

(d)	all prepaid expenses, credits, advance payments, security deposits, charges, sums and fees to the extent related to any Assets.

Private and Confidential	Page 4 of 25

Notwithstanding the foregoing, the Assets shall not include (i) any of the personal social media accounts, social media profiles, social media pages, or user names/handles owned, used or maintained by Caitlin Pyle in her personal capacity or (ii) any of the assets, properties and rights set forth on Section 2.1 of the Disclosure Schedules (collectively, the <Excluded Assets=).

3. CLOSING

3.1

The process for Closing shall be as follows (completed in the following order and promptly in succession to one another): (1) first, simultaneously upon execution of this Agreement, Purchaser and Seller shall exchange electronic copies of the closing deliverables (including this Agreement) (which shall be duly executed, to the extent applicable) specified in Sections 3.3 and 3.4 below (<Closing Deliverables=) and Purchaser shall deliver the Consideration (which shall include the duly executed Note and the Warrant) to Karp & Langerman, P.C. (<Escrow Agent=), to be held in escrow by Escrow Agent until Purchaser and Seller deliver to Escrow Agent a joint written direction (the <Joint Direction=) instructing Escrow Agent to release the Consideration to the Seller; (2) Escrow Agent shall provide to Seller and Purchaser written confirmation of receipt of the Consideration; (3) Purchaser and Seller shall have a live recorded call whereby Seller shall transfer those assets set forth on Schedule 3.1 to Purchaser (the <Closing Call=), (4) upon transfer of those assets set forth on Schedule 3.1, Purchaser and Seller shall each provide to Escrow Agent the Joint Direction to release the Consideration to the Seller; and (4) Escrow Agent shall promptly release the entire Consideration to the Seller, (5) Seller shall promptly transfer the balance of Assets not otherwise set forth on Schedule 3.1 to Purchaser. Each of the foregoing items listed in (1) – (5) shall occur prior to 4:00 PM Eastern Time on the date the Closing Deliverables are exchanged by the Parties (the <Cut-Off Time=). The Closing shall be deemed effective as of 12:01 AM Eastern Time on the day the Closing Call occurs, provided that the Closing occurs prior to the Cut-Off Time (<Closing Date=). In the event each of the foregoing items listed in (1) – (5) do not occur prior to the Cut-Off Time, then this Agreement shall automatically terminate, without any further action by any Party and shall have no further force ad effect, the Closing Deliverables (including but not limited to the assets set forth on Schedule 3.1) shall be returned to the applicable sending Party (including, without limitation, all right, title, and interest in and to the Assets, which shall be returned to and retained by Seller), the Consideration shall be returned to Purchaser, the Closing will not have not occurred, and the Parties shall have no further obligations to each other under this Agreement.

3.2	Reserved.

3.3	At Closing, the Seller shall deliver to the Purchaser:

(a)	a bill of sale in form and substance satisfactory to Purchaser and duly executed by Seller transferring the tangible personal property included in the Assets to Purchaser;

(b)	an intellectual property assignment agreement duly executed by Seller, transferring all of Seller’s and Principal’s right, title and interest in and to any and all Intellectual Property to Purchaser;

Private and Confidential	Page 5 of 25

	(c)	a trademark assignment agreement duly executed by Seller transferring the Trademark;

	(d)	a domain name assignment duly executed by Seller transferring the Domain;

	(e)	an assignment and assumption agreement duly executed by Seller assigning the rights to all of the contracts set forth on Section 2.1(b) of the Disclosure Schedules, including that certain Rights of Publicity License Agreement between Seller and Caitlin Pyle (collectively, the <Assigned Contracts=);

	(f)	Reserved;

	(g)	all system and user documentation pertaining to the Website, including design or development specifications and related correspondence and memoranda;

	(h)	a board and shareholders’ consent authorizing the transactions contemplated hereunder;

	(i)	a Tax Clearance Certificate of Seller from the Florida Department of Revenue;

	(j)	a Security Agreement between the Purchaser and Seller granting Seller a first priority security interest in the assets of the Purchaser to secure the obligation of Purchaser under the Note, in the form attached hereto as Exhibit B (the <Security Agreement=), duly executed by Seller;

	(k)	the Warrant, duly executed by Seller;

	(l)	an escrow agreement with Escrow Agent acting as escrow agent thereunder (<Escrow Agreement=) and

	(m)	such other documents as may be reasonably requested by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

3.4	At Closing, the Purchaser shall deliver, or cause to be delivered, to Seller:

(a)	the Cash Consideration;

(b)	the Warrant (as defined below), duly executed by Holdings;

(c)	a Promissory Note in the principal amount of Two Million Three Hundred Ninety Nine Thousand US Dollars ($2,399,000.00), duly executed by Purchaser (the <Note=) providing for a balloon payment due at the end of one year, and which shall be in the form attached hereto as Exhibit C;

(d)	a Corporate Guaranty, duly executed by Holdings, and which shall be in the form attached hereto as Exhibit D;

(e)	the Security Agreement, duly executed by Purchaser, and which shall be in the form attached hereto as Exhibit B (the <Security Agreement=);

(f)	reserved;

(g)	countersigned agreements set forth in (i) above to which Purchaser or Holdings is a party; and

(h)	a member’s consent from Purchaser and a board consent of Holdings authorizing the transactions contemplated hereunder, including the Note.

Private and Confidential	Page 6 of 25

4. PURCHASE PRICE

4.1	The purchase price (<Consideration=) for the Assets is Four Million Four Hundred Ninety-Nine Thousand US Dollars ($4,499,000.00) plus the Warrant, with Two Million One Hundred Thousand US Dollars ($2,100,000.00) in immediately available funds paid via electronic fund transfer (the <Cash Consideration=) and Two Million Three Hundred Ninety-Nine Thousand US Dollars ($2,399,000.00) paid via the Note in connection with the Closing in accordance with Section 3. Holdings shall grant and deliver to Seller a warrant to purchase twenty thousand (20,000) shares of restricted common stock, $0.001 par value per share at an exercise price equal to $4.75 per share for a period of up to twenty four (24) months (the <Warrant=).

4.2	The Cash Consideration, less Two Hundred Sixty-Four Thousand Five Hundred US Dollars ($264,500.00) to be paid directly to FE International, Inc., will be paid by wire transfer to Seller of immediately available funds in accordance with the wire transfer instructions set forth on Section 4.2 of the Disclosure Schedules on the Closing Date.

4.3	The Consideration shall be allocated among the Assets for all purposes (including tax and financial accounting) as shown on the allocation schedule set forth on Section 4.3 of the Disclosure Schedules (the <Allocation Schedule=). Purchaser and Seller shall file all tax returns and like items (including IRS Form 8594) in a manner that is consistent with the Consideration allocations as set forth on the Allocation Schedule.

5 .LIABILITIES

5.1	Subject to the terms and conditions set forth herein, Purchaser shall assume and agree to pay, perform, and discharge only the following Liabilities of Seller (collectively, the <Assumed Liabilities=), and no other Liabilities: (i) all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date; and (ii) those Liabilities of Seller set forth on Section 5.1 of the Disclosure Schedules.

5.2	It is hereby expressly understood by the Parties that, except as otherwise expressly provided herein (including the Assumed Liabilities), the Purchaser shall not assume nor be liable for any of the Seller’s Encumbrances, or Liabilities that relate to period prior to the Closing Date (collectively, the <Retained Liabilities=). The Seller agrees to pay and discharge all Retained Liabilities promptly as and when due.

6. SELLER’S AND PRINCIPALS’ REPRESENTATIONS AND WARRANTIES

The Seller and each of the Principals, severally and not jointly, hereby represent and warrant to the Purchaser that, except as set forth in the Disclosure Schedules:

(a)

the Seller has full power, authority, and ownership to enter into this Agreement and the transaction documents to which it is a party and to carry out the transactions made hereunder and thereunder. The Seller has obtained all necessary approvals and permits required to enter into this Agreement and the transaction documents to which it is a party and sell the Assets, and this Agreement and the transaction documents to which it is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Private and Confidential	Page 7 of 25

(b)

the Seller has good and marketable title to the Assets (other than Excluded Assets), free and clear of all liens, mortgages, pledges, Encumbrances, security interests, conditional sales agreement, or changes of any kind or character. The Assets, other than the Excluded Assets, constitute all the assets used in the operation of the Business and are sufficient for Purchaser to operate the business in the manner it was conducted prior to Closing.

(c)

except as set forth on Schedule 6(c), to Seller’s Knowledge, there is no basis for the assertion of any claim for taxes prior to the date of this Agreement which, if adversely determined, would, or is reasonably likely to, result in the imposition of any lien on the Assets or otherwise have a Material Adverse Effect on the Assets. Seller has duly filed (taking into account any valid extensions) all tax reports and returns which are required to be filed by the Seller. The Seller has fully paid or provided for all taxes, charges, interest and penalties due or claimed to be due with respect to the Seller by all taxing authorities, except to the extent being disputed in good faith. There are no tax liens upon any of the Assets and there are no unpaid taxes, except to the extent being disputed in good faith, which are or could become a lien on the Assets. There are no ongoing audits of any tax returns filed by Seller.

(d)

except as set forth on Schedule 6(d), there is no action, suit, investigation or other proceeding pending or, to the Knowledge of Seller, threatened against or involving the Seller before any court, administrative agency or other governmental or arbitral body, and nor does the Seller know of any material basis for any such action, suit, investigation or other proceeding. No unsatisfied judgment, order, writ, injunction, decree or assessment or other command of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality has been entered against or served upon the Seller. There is no action, proceeding or investigation pending, or to the Knowledge of the Seller, threatened, which questions or challenges the validity of this Agreement or any of the transactions contemplated by this Agreement or otherwise seeks to prevent or have the effect of preventing the consummation of the transactions contemplated hereby. The Seller does not have Knowledge of any violation, and has received no written notice of any violation of any, federal, state, foreign or local statute, law, ordinance, rule, regulation, order or directive with respect to the employment of individuals by, or the employment practices of the Seller.

(e)	All outstanding capital stock of Seller is owned by the Principals.

(f)

The Seller has complied for the last three years, and is now complying, with all laws and regulations (federal, state, local or otherwise) applicable to the Business or the ownership and use of the Assets, except where the failure to be in compliance would not have a Material Adverse Effect.

(g)

Since October 5, 2020, Seller has obtained written agreements from all independent contractors performing services to Seller in connection with the Business that provide that all work created by them, and any intellectual property and goodwill created in connection therewith, is owned by, and the property of, Seller.

Private and Confidential	Page 8 of 25

(h)

Except for any Seller Intellectual Property that is licensed Intellectual Property as set forth on Schedule 6(h), the Seller is the sole and exclusive owner of the entire right, title and interest in and to, and has the sole and exclusive right to use, free and clear of any material payment obligation (other than maintenance or other periodic payments for active trademark registrations) or other encumbrance, the Seller Intellectual Property. All active registrations relating to the Seller’s trademarks are in good standing, valid, subsisting and in full force and effect in accordance with their terms. To the Seller’s Knowledge, none of the Seller Intellectual Property is being infringed or otherwise violated by any person or entity. There is no litigation, proceeding, or any claim pending or, to the Knowledge of the Seller, threatened against the Seller concerning any of the Seller Intellectual Property. To the Knowledge of the Seller, conduct of the Business as currently conducted, including the use of the Intellectual Property in connection therewith, and the products, processes, and services of the Business have not infringed, misappropriated, or otherwise violated, and will not infringe, misappropriate or otherwise violate, the Intellectual Property or other rights of any third party. To the Knowledge of the Seller, no portion of the Seller Intellectual Property uses, calls, incorporates, interacts with, is a derivative of, or has embedded in it any source, object or other software code that is subject to an <open source,= <copyleft,= or other similar type of license (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License, MIT, Apache, Reciprocal Public License, Academic Free License, Common Public Attribution License, Public Domain licenses and the like) (each an <Open Source License=) in a manner that (i) requires the Seller to disclose to any third party any source code of Seller; (ii) requires the Seller to license a third party to create any derivative work based on any part of the Seller Intellectual Property; (iii) requires the Seller to license a third party to distribute or redistribute any part of the Seller Intellectual Property; or (iv) requires the grant of any patent rights. To the Knowledge of the Seller, the Seller has complied in all material respects with all contractual obligations to display any attribution or proprietary rights notices of the licensor for any software licensed under an Open Source License or other third party software that is used in, called by, interacts with, or incorporated into any part of the Seller Intellectual Property. To the Seller’s knowledge, Seller has not violated or infringed any Intellectual Property of third parties.

(i)

 True and correct copies of the current and all prior privacy policies of the Business have been provided to Purchaser (the <Privacy Policies=). To the Seller’s Knowledge, the Privacy Policies comply with all applicable laws and the Seller has for the last three years made all disclosures to users or customers required by applicable law, and none of such disclosures made or contained in any such privacy policy or in any such materials have been, to the Seller’s Knowledge, inaccurate, misleading or deceptive or in violation of any applicable law. The Seller has not collected, retained, or used any Personally Identifiable Information other than as permitted by all applicable laws and regulations. The collection, use, transfer, import, export, storage, disposal, and disclosure by the Seller of Personally Identifiable Information, or other information relating to persons protected by law, does not violate any applicable law relating to data collection, use, privacy, or protection (including any requirement arising under any law and its foreign counterparts) (collectively, <Data Laws=), except to the extent such violation would not be material. To the Seller’s Knowledge, the Seller for the last three years has complied with, and is presently in compliance with, its Privacy Policies, which policies comply in all material respects with all Data Laws, and the Seller for the last three years has complied with, and is presently in compliance with the Privacy Policies of third parties that are applicable to it. To the Knowledge of Seller, the transactions contemplated by this Agreement will not result in the violation of any Data Laws, or the Privacy Policies or other applicable law. There is no action against or, to the Knowledge of the Seller, threatened against the Seller by any governmental authority or by any person respecting the collection, use, transfer, import, export, storage, disposal, and disclosure of personal information by any person in connection with the Seller, and, to the Seller’s Knowledge, there have been no security breaches compromising the confidentiality or integrity of such personal information. Purchaser acknowledges Data Laws can be complex and change over time, and that the current Privacy Policy should be analysed and updated if necessary to ensure compliance after the Closing Date.

Private and Confidential	Page 9 of 25

(j)	Seller has provided to Purchaser a true and correct copy of its form of customer contract and form of marketing and referral affiliate contract.

(k)	Seller has delivered its audited financial statements of the Business as of December 31, 2021 (the <Annual Financial Statements=) and the unaudited financial statements of the Business as of the four months ended April 30, 2022 (the <Interim Financial Statements= and together with the Annual Financial Statements, the <Financial Statements=). The Financial Statements fairly present in all material respects the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated; provided, however, that the Interim Financial Statements were not prepared in accordance with generally accepted accounting principles (GAAP). The Financial Statements are based on the books and records of Seller.

(l)	Except as set forth on Schedule 6(l), since April 30, 2022, there has been no Material Adverse Effect.

(m)	Except for FE International, Inc., neither Seller or Principals have retained any investment banker, broker, finder or similar advisor, or made any statement or representation to any party that would entitle such party to, or agreed to pay, any broker’s, finder’s, investment bankers’, advisor’s or similar fees or commission in connection with the transactions contemplated by this Agreement. Seller shall be responsible for FE International, Inc.’s fee, which shall be deducted from the Consideration at Closing and paid directly to FE International, Inc.

(n)	Except for the representations and warranties contained in this Section 6 (including the related portions of the Disclosure Schedules), neither Seller nor any Principal has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Assets furnished or made available to Purchaser and its representatives (including any information, documents or material delivered to Purchaser, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

Private and Confidential	Page 10 of 25

7 .PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser and Holdings each hereby represent and warrant to the Seller that:

(a)

it has full power, authority, and ownership to enter into this Agreement, the transaction documents to which it is a party, including the Note and the Security  Agreement, and the Warrant and to carry out the transactions made hereunder and thereunder.

(b)

it has obtained all necessary approvals and permits required to enter into this Agreement, the transaction documents to which it is a party, including the Note and the Security Agreement, and the Warrant, and to purchase the Assets, and this Agreement, the transaction documents to which it is a party, including the Note, the Security Agreement and the Warrant constitute legal, valid, and binding obligations of Purchaser and Holdings, as applicable, enforceable against Purchaser and Holdings, as applicable, in accordance with their respective terms.

(c)

there are no lawsuits, threats of litigation, claims, arbitration, investigation or other proceedings pending or threatened against the Purchaser at law or in equity, before any court, arbitration tribunal, licensing authority or governmental agency which prevents the Purchaser from consummating the transactions made herein.

(d)

Purchaser has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Cash Consideration and pay the obligations under the Note, when due, and consummate the transactions contemplated by this Agreement.

(e)

The Warrant, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued in book entry form, fully paid and nonassessable and the Warrant will be issued in compliance with all applicable federal and state securities laws.

(f)

All shares of restricted common stock of Holdings underlying the Warrant (the <Warrant Shares=) issuable upon the exercise of the Warrant shall be uncertified and issued in book entry form and shall bear an appropriate restrictive notation, and Holdings shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued in book entry form, fully paid and non-assessable, issued in book entry form without violation of any preemptive or similar rights of any stockholder of Holdings and free and clear of all taxes, liens and charges.

(g)

Immediately after giving effect to the transactions contemplated hereby, Purchaser shall be solvent and shall: (i) be able to pay its debts as they become due; (ii) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Purchaser or Seller. In connection with the transactions contemplated hereby, Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

(h)

Purchaser has conducted its own independent investigation, review and analysis of the Business and the Assets. Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Section 6 of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other person has made, and the Purchaser has not relied on, is not relying on and hereby disclaims reliance upon any representation or warranty as to Seller, the Business, the Assets or this Agreement, except as expressly set forth in Section 6 of this Agreement (including the related portions of the Disclosure Schedules).

Private and Confidential	Page 11 of 25

8. COVENANTS

8.1 The Seller hereby covenants and agrees that upon the reasonable request of the Purchaser, the Seller shall take all necessary steps and actions to execute all documents necessary to perfect and implement the Purchaser’s ownership, possession and control of the Assets provided that the Purchaser has complied with all of its obligations under this Agreement.

8.2 All transfer, documentary, sales, use, stamp registration, value added and other like taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due. The Seller shall, at its own expense, timely file any return or other document with respect to such taxes or fees.

8.3 Seller shall deliver a Certificate of Compliance from the Florida Department of Revenue Services (the <Tax Clearance Certificate=) for the Business.

8.4 After the Closing (a) Seller agrees to promptly pay over to Purchaser any Business revenue received by Seller relating to periods on or after the Closing Date, (b) Seller agrees to promptly pay over to Purchaser that amount equal to any refunds due to customers on or after the Closing Date for orders placed on or before the Closing Date, and (c) Purchaser agrees to promptly pay over to Seller any Business revenue received by Purchaser relating to periods prior to the Closing Date.

8.5 Seller shall pay all independent contractors through and including the Closing Date in accordance with each applicable independent contractor agreement unless such amounts are being disputed by the Seller in good faith.

8.6 Reserved

8.7 Holdings agrees to remove the restrictive legend set forth on the certificates representing the Warrant Shares and issue a certificate without such restrictive legend to the holder of the applicable certificate upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company at such time as (i) such Warrant Shares are registered for resale under the Securities Act of 1933, as amended (the <Securities Act=), (ii) such Warrant Shares are sold or transferred pursuant to Rule 144 promulgated under the Securities Act, and (iii) such Warrant Shares are eligible for sale under Rule 144, without the requirement for Holdings to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of- sale restrictions. Following the earlier of (1) the sale of the Warrant Shares pursuant to Rule 144 or (2) Rule 144 becoming available for the resale of the Warrant Shares, without the requirement for Holdings to be in compliance with the current public information required under Rule 144 as to the Warrant Shares and without volume or manner-of-sale restrictions, Holdings shall instruct its transfer agent to remove the restrictive legend from the Warrant Shares and shall cause its counsel to issue any legend removal opinion required by the transfer agent. Holdings shall file on a timely basis all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the <Exchange Act=). If Holdings is not required to file reports pursuant to the Exchange Act, upon the request of the Seller, Holdings shall make publicly available the information specified in subparagraph (c)(2) of Rule 144.

Private and Confidential	Page 12 of 25

9.CONFIDENTIALITY AND NON-DISCLOSURE

9.1 The Seller and the Purchaser acknowledge that the existence and contents of this Agreement and all negotiations made pursuant to this Agreement are confidential. The Seller and the Purchaser also agree that all information relating to the Business including but not limited to the following shall be deemed <Confidential Information=: business strategies, technology plans, financial condition, business plans, marketing strategies and plans, data, business records, customer lists; any and all information concerning the Business would be deemed confidential, a trade secret, a customer list, or other form of proprietary information of the Business except to the extent that Seller or Purchaser, as applicable, can show that such information: (a) is generally available to and known by the public through no fault of Seller or Purchaser, as applicable, any of their affiliates, or their respective representatives; or (b) is lawfully acquired by Seller or the Purchaser, or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If Seller or the Purchaser, as applicable, or their respective representatives are compelled to disclose any information by governmental order or law, Seller or Purchaser, as applicable, shall promptly notify, if permissible, the other Party in writing and shall disclose only that portion of such information which is legally required to be disclosed. Seller and Purchaser, as applicable, shall use commercially reasonable efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

9.2 The Parties shall not make any public announcement or issue any press release or respond to any enquiry from the press or other media concerning or relating to this Agreement or any of the transactions contemplated by this Agreement or its subject matter or any ancillary matter except with the prior written approval of the other Party (such approval not to be unreasonably withheld, delayed or made subject to any unreasonable conditions) or if, and to the extent, required by law or governmental, regulatory or other authority.

9.3 Notwithstanding anything to the contrary contained in this Agreement, the obligations in this Section 9 will survive expiry or termination for any reason of this Agreement.

10 .NON-COMPETITION

Except for the Training and except during any period there is a continuing Event of Default (as defined in the Note), for a period of three (3) years after the Closing, the Seller and Principals shall not, worldwide, become associated, directly or indirectly, with any entity whether as a principal, partner, employee, consultant or shareholder, whose business is actively engaged in the Restricted Business or cause, induce, or encourage any actual customer of the Business, or any other party who has a material business or user relationship with the Business, to terminate or modify any such actual relationship. Notwithstanding the foregoing, Seller and the Principals may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange and does not, except with respect to Holdings, directly or indirectly, own five percent (5%) or more of any class of securities of such entity. The Seller further acknowledges that, except during any period there is a continuing Event of Default (as defined in the Note), there shall be no usage of existing customer names, mailing addresses, email addresses, or phone numbers to solicit or offer any other business services. Seller and Principals acknowledge that the type and period of restriction imposed by this Section 10 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of Purchaser, and that the time, scope and geographic area are given as an integral part of this Agreement. If any of the covenants in this Section 10, or any part hereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants herein. In the event that any covenanted contained in this Section 10 shall be determined to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of it being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable.

Private and Confidential	Page 13 of 25

11 .SEVERABILITY

If for any reason a court of competent jurisdiction finds any provision or portion of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to give effect to the intent of the Parties and the remainder of this Agreement will continue in full force and effect.

12. WAIVER/AMENDMENT

12.1 Any failure to exercise or any delay in exercising a right or remedy provided by this Agreement or at law or in equity (and/or the continued performance of this Agreement) will not constitute a waiver of the right or remedy or a waiver of any other rights or remedies. A waiver of a breach of any of the terms of this Agreement will not constitute a waiver of any other breach and will not affect the other terms of this Agreement.

12.2 The rights and remedies provided by this Agreement are cumulative and (except as otherwise provide in this Agreement) are not exclusive of any rights or remedies provided at law or in equity.

12.3 This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto.

13. OPPORTUNITY TO CONSULT WITH COUNSEL

The Parties hereby acknowledge and agree that they have read this Agreement, freely and voluntarily agree to all its terms and conditions, and have independently evaluated the desirability of entering into this Agreement. Each Party acknowledges that it has consulted, or has had ample opportunity to consult, legal counsel regarding this Agreement and each and every provision of this Agreement.

14. TRANSITION ASSISTANCE

The Seller and Principals shall aid the Purchaser in handing over all technical contents, systems, data and all business contacts, customer lists, advertising accounts, Web Server, etc., related to the Business to the Purchaser and in their possession and control. Specifically, the Seller shall do the following:

(a) included in the Consideration, the Seller and Principals shall provide the Purchaser with training of up to five (5) total hours per week for thirty (30) days following the Closing Date (<Training>). The Seller shall commercially reasonable efforts to respond to the Purchaser within forty-eight (48) hours of request by phone and/or email as needed, during Business Hours.; and

(b) the Seller and Principals shall use commercially reasonable efforts to make, during the thirty (30) days following the Closing Date all relevant introductions requested by Purchaser in writing between the Purchaser and its business partners associated with the managing or operating of, or providing services to the Business.

Private and Confidential	Page 14 of 25

15. ENTIREAGREEMENT

This Agreement constitutes the entire agreement and understanding between the Parties in respect of the matters dealt with in it and supersedes all previous agreements between the Parties relating to such matters, notwithstanding the terms of any previous agreement or arrangement expressed to survive termination, including that certain letter of intent dated February 10, 2022.

16. COUNTERPARTS

This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

17. GOVERNING LAW; JURISDICTION

17.1      The Agreement and any non-contractual obligations arising out of or in connection with it will be governed by and interpreted in accordance with the laws of the State of Delaware of the United States of America.

17.2      The courts of the State of Delaware of the United States of America have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a <Dispute=).

17.3      The Parties agree that the courts of the State of Delaware of the United States of America are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

18. SURVIVAL AND INDEMNIFICATION

18.1 All representations and warranties of the parties in this Agreement will survive the Closing and will remain in full force and effect until the last day of the eighteenth (18th) month following the Closing; provided that the representations and warranties set forth in Sections 6(a), 6(b), 7(a), and 7(b) (collectively, <Fundamental Representations=) shall remain in full force and effect until the last day of the sixtieth (60th) month following the Closing. All covenants of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

18.2 Subject to the terms and conditions of this Agreement, from and after the Closing, Seller and Principals, severally, in accordance with their percentage ownership in the Seller, and not jointly, shall indemnify, defend and hold harmless the Purchaser, and its officers, members, employees and agents (each a <Purchaser Indemnitee=), from and against any claims, demands, suits, proceedings, judgments, losses, liabilities, damages, taxes, costs, and expenses of every kind and nature (including reasonable attorneys’ fees) (collectively, <Losses=) that a Purchaser Indemnitee incurs based upon, arising out of, with respect to or by reason of:

(a) any violation, contravention or breach of any covenant, agreement or obligation of the Seller or Principals pursuant to this Agreement;

(b) any inaccuracy, breach, or misrepresentation in any representation or warranty of the Seller or Principals contained in this Agreement;

Private and Confidential	Page 15 of 25

(c) Fraud by Seller or Principals in connection with this Agreement and the transactions contemplated hereunder;

(d) all Retained Liabilities, in each case arising before Closing; and/or

(e) the conduct of the Business or ownership or use of the Assets prior to the Closing Date.

18.3 Subject to the terms and conditions of this Agreement, from and after the Closing, Purchaser and Holdings shall jointly-and-severally indemnify, defend and hold harmless the Seller, the Principals, and Seller’s officers, shareholders, employees and agents (each a <Seller Indemnitee=), from and against any Losses that a Seller Indemnitee incurs based upon, arising out of, with respect to or by reason of:

(a) any violation, contravention or breach of any covenant, agreement or obligation of the Purchaser or Holdings pursuant to this Agreement;

(b) any inaccuracy, breach, or misrepresentation in any representation or warranty of the Purchaser or Holdings contained in this Agreement;

(c) Fraud by Purchaser or Holdings in connection with this Agreement and the transactions contemplated hereunder;

(d) all Assumed Liabilities; and/or

(e) the conduct of the Business or ownership or use of the Assets after the Closing Date.

18.4 Promptly after receipt a Party (the <Indemnified Party=) of notice of the commencement of any claim by a third party against it, such Indemnified Party will give prompt written notice to the other party (collectively, the <Indemnifying Party=) of the commencement of such claim including all relevant information and documentation regarding the claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Purchaser Indemnitee, except to the extent that the Indemnifying Party is materially prejudiced by the Indemnified Party’s failure to give such notice.

18.5 If any such claim is brought against an Indemnified Party, the Indemnifying Party will be entitled to participate in such third-party claim and, to the extent that it desires, to assume the defense of such third-party claim with counsel reasonably satisfactory to the Indemnified Party unless (i) the Indemnifying Party is also a party to such third-party claim and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such third-party claim and provide indemnification with respect to such third-party claim. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such third-party claim, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party for any fees of other counsel or any other expenses with respect to the defense of such third-party claim that are subsequently incurred by the Indemnified Party in connection with the defense of such third- party claim, other than reasonable costs of investigation and the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party assumes the defense of a third-party claim: (i) it will be deemed for purposes of this Agreement that the claims made in that third- party claim are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without Indemnified Party’s consent, such consent not to be unreasonably withheld, conditioned, or delayed, unless (A)  there is no finding or admission of any violation of laws or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party, (B)  the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (C) the Indemnified Party is fully released from such claim; and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent, not to be unreasonably withheld or delayed. If a firm offer is made to settle a third-party claim in compliance with subsections (A)-(C) of this Section 18.4, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such third-party claim and in such event, the maximum liability of the Indemnifying Party as to such third-party claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such third-party claim, the Indemnifying Party may settle the third-party claim upon the terms set forth in such firm offer to settle such third-party claim. If the Indemnified Party has assumed the defense pursuant to Section 18.4, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

Private and Confidential	Page 16 of 25

18.6 Any claim by a Indemnified Party for Losses which do not result from third party claims shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially prejudiced by the Indemnified Party’s failure to give such notice. Such notice by the Indemnified Party shall describe the claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such claim. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

18.7 Except for claims for indemnification arising out of the Seller’s or the Purchaser’s Fraud, an Indemnifying Party will have no liability for indemnification under Sections 18.2(b) or 18.3(b) due to any Losses incurred by an Indemnified Party until total Losses exceed $50,000 in the aggregate (the <Deductible=), then such Indemnified Party shall be entitled to indemnification for all Losses exceeding the Deductible up to but not exceeding an aggregate amount of Six Hundred and Four Thousand and Four Hundred US Dollars ($604,400.00), except for Losses incurred due to the representations and warranties made in Section 6(h), where such Indemnified Party shall be entitled to indemnification for Losses exceeding the Deductible up to but not exceeding an aggregate amount of Eight Hundred Thousand US Dollars ($800,000.00), and except for Losses incurred due to Fundamental Representations, where such Indemnified Party shall be entitled to indemnification for Losses exceeding the Deductible up to but not exceeding an aggregate amount of Two Million One Hundred Thousand US Dollars ($2,100,000.00). The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 18.2(a), (c), (d) or (e), as the case may be, shall not exceed the net amount of the Consideration actually paid to and received by the Seller, provided, however, that there shall be no limitations for Losses due to Fraud.

18.8 Payments by an Indemnifying Party pursuant to Sections 18.2 or 18.3 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such claim (net of the expenses and costs actually incurred procuring such proceeds or recovery and net of any increase in premium for such policies to the extent arising out of or in connection with such Losses). Any subsequent recovery by the Indemnified Party under such insurance policies or indemnity, contribution or other similar agreements shall entitle the Indemnifying Party to a credit or reimbursement for Losses paid by such Indemnifying Party but not in excess of the amount previously so paid by the Indemnifying Party to or on behalf of such Indemnified Party in respect of such matter.

Private and Confidential	Page 17 of 25

18.9 Each Indemnified Party shall take, and cause its affiliates to take, all commercially reasonable efforts to mitigate and minimize any Losses that may be subject to this Section 18 upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

18.10 In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

18.11 The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from Fraud on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 18. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their affiliates and each of their respective representatives arising under or based upon any law, except pursuant to the indemnification provisions set forth in this Section 18. Nothing in this Section 18 shall limit any person’s right to seek and obtain any equitable relief to which any person shall be entitled pursuant to Section 10 or to seek any remedy on account of any Fraud by any Party hereto.

18.12 All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Consideration for tax purposes to the fullest extent permitted by law.

18.13 Reserved

18.14   Solely for purposes of this Section 18, no Qualifications will be taken into account in determining the amount of any Losses indemnifiable under this Section 18. For the avoidance of doubt, the Qualifications shall be taken into account with respect to the Fundamental Representations, for purposes of preparing the Disclosure Schedules, for purposes of determining Fraud, Section 6(k) and Section 6(l). “Qualification” means any representation or warranty that is subject to a “materiality,” “material,” “Material Adverse Effect,” “MAE,” “in all material respects” or similar qualification (but not including “Knowledge”) except for any provisions of any representation or warranty made by Seller in this Agreement that require the Seller to list items in the Disclosure Schedules.

19. ATTORNEYS’ FEES AND COSTS

In the event of any litigation between the parties arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all costs incurred and reasonable attorneys’ fees, including reasonable attorneys’ fees in all investigations, trials, bankruptcies and appeals.

Private and Confidential	Page 18 of 25

20. SUCCESSORS/ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and personal representatives. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party. No assignment shall relieve the assigning Party of any of its obligations hereunder.

21. INTERPRETATION/HEADINGS

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement

22. EXPENSES

All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

23 NOTICES

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 23):

If to Seller:	BCP MEDIA, INC.
1810 Barker Dr Winter Park, FL 32789
Email: cody@bcpmediainc.com Attention: Cody Lister

If to Purchaser and Holdings:	ONFOLIO ASSETS LLC
1007 North Orange Street, 4th Floor Wilmington, DE 19801
Email: dom@onfolio.com Attention: Dominic Wells

24 DISCLOSURE SCHEDULES

The representations and warranties contained in Section 6 are qualified by reference to the Disclosure Schedules. The parties hereto agree that the Disclosure Schedules are not intended to constitute, and shall not be construed as constituting, representations, or warranties of the Seller or the Principals except as and to the extent expressly provided in this Agreement. All section headings in the Disclosure Schedules correspond to the sections of this Agreement, but information provided in any section of the Disclosure Schedules shall constitute disclosure for purposes of each section of this Agreement where such information is relevant. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned to such terms in this Agreement. Certain information set forth in the Disclosure Schedules is included solely for informational purposes, and may not be required to be disclosed pursuant to this Agreement. No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by Sellers that in and of itself, such information is material to or outside the ordinary course of the business or is required to be disclosed on the Disclosure Schedules. No disclosure in the Disclosure Schedules shall be deemed to create any rights in any third party.

[Signatures on Following Page]

Private and Confidential	Page 19 of 25

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

BCP MEDIA, INC.

By:
Name:	Cody Lister
Title:	CEO

BUYER:

ONFOLIO ASSETS LLC

By:
Name:	Dominic Wells
Title:	CEO

PRINCIPALS:

Caitlin Pyle

Cody Lister

Private and Confidential	Page 20 of 25

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HOLDINGS:

ONFOLIO HOLDINGS, INC.

By:
Name:	Dominic Wells
Title:	CEO

Private and Confidential	Page 21 of 25

Exhibit A

(a)

The trade names, proofreadanywhere.com, workathomeschool.com and workyourway2020.com, together with any trademark rights, which the Seller has in the trade name and any goodwill of the business, symbolized by the trade name.

Seller registered for permission to do business as <Proofread Anywhere= in various countries in the state of Florida through December 31, 2024 under Fictitious Name Filing (Registration #G19000008627) and in Orange County, Florida Through December 31, 2025 under Fictitious Name Filing (Registration #G20000117359).

(b)	All trademarks used in the business (collectively, the <Trademark=):

Trademark Name	Owner	Registration No.	Registration Date	Country
PROOFREAD ANYWHERE	BCP Media, Inc.	5965566	January 21, 2020	US
PROOFREAD ANYWHERE	BCP Media, Inc.	1 586 761	Pending Approval; Published for Opposition	CAN
GENERAL PROOFREADING: THEORY AND PRACTICE	BCP Media, Inc.	6,805,313	July 26, 2022	US
TRANSCRIPT PROOFREADING: THEORY AND PRACTICE	BCP Media, Inc.	6,805,314	July 26, 2022	US

(c)	Any and all domain names associated with the Business, including:

Domain	Registrar	Expiry Date
PROOFREADANYWHERE.COM	GODADDY.COM, LLC	November 1, 2025
WORKATHOMESCHOOL.COM	NAMECHEAP INC	March 30, 2026
WORKYOURWAY2020.COM	ENOM, INC.	September 21, 2023

Private and Confidential	Page 22 of 25

(d)	Website content and all related electronic files (the <Website Content=):

(i) Website database and content; and
(ii) Website files.

(e)	Graphics, Logos, Slogans, etc, including the stylized marks set forth as follows (collectively the <Stylized Mark=)

The <WORK-AT-HOME HEROES=podcast, its content and the podcast library, consisting of 76 episodes, including all intellectual property rights in the audio content contained in the episodes and the word mark<WORK-AT-HOME HEROES= as well as all other intellectual property rights, and goodwill associated therewith (collectively the <Podcast Content=)

(f}	All teaching/course plans, lesson plans, workshop/training programs, course/workshop materials, literature, videos and all other educational curriculum and material used in the Business as well as all copyrights and intellectual property rights associated therewith (collectively the <Educational Content=)

(g}	The following books including the content, copyrights and all other intellectual property rights associated therewith: THE MONEY MINDSET TRANSFORMATION GUIDE AND WORKSHOP, THE TRUTH BOMBS EBOOK, WORK AT HOME: THE NO-NONSENSE GUIDE TO AVOIDING SCAMS AND GENERATING INCOME FROM ANYWHERE=, <THE WORK-AT HOME SURVIVAL GUIDE=, <THE LOOK BETTER IN WRITING HANDBOOK OF COMMONLY MISUSED (AND ABUSED!) WORDS, <THE ULTIMATE FREELANCER TAX GUIDE=, and <THE MINDSET MASTERY GUIDE= (collectively, the <Books=).

(h)	U.S. Copyright Registration Number TX 9-091-428. Title of Work: (Ignite Plus) General Proofreading: Theory & Practice. Effective Date of Registration: December 08, 2021. Registration Decision Date: March 09, 2022. Authorship: text, photograph(s), artwork, Audiovisual Works.

Private and Confidential	Page 23 of 25

(i)	Accounts:

(i)	Accredible;
(ii)	ClickFunnels;
(iii)	Cloudflare;
(iv)	ConvertKit;
(v)	Google Tag Manager;
(vi)	Everflow.io;
(vii)	Facebook Ads;
(viii)	Google Ads;
(ix)	Google Workspace;
(x)	Help Scout;
(xi)	TikTok Ads;
(xii)	Kajabi;
(xiii)	Keap;
(xiv)	Kinsta;
(xv)	Google Analytics;
(xvi)	Pinterest Ads;
(xvii)	Sprout Social;
(xviii)	Wordpress; and
(xix)	any and all operating accounts of the Business.

(j)	And any other asset of the business:

(i)	Website source code; and
(ii)	any and all other assets and source code(s) of the Business.

(k)	Social media accounts:

(i)	Facebook: https://www.facebook.com/proofreadanywhere;
(ii)	Instagram: https://www.instagram.com/proofreadanywhere/;
(iii)	Pinterest: https://www.pinterest.com/proofreadanywhere/; and
(iv)

any and all other social media accounts of the Business (excluding, for the avoidance of doubt, all of the personal social media accounts, social media profiles, social media pages, and user names/handles owned, used or maintained by Caitlin Pyle in her personal capacity).

(l)	Client database:

(i)	Email lists; and
(ii)	all other customer information available.

(m)	Email Accounts:

(i)	support@proofreadanywhere.com; and
(ii)	any and all email account(s) associated with the Business.

(n)	Digital Training Programs:

Digital Training Program Name	Learning Management System (LMS)
GENERAL PROOFREADING: THEORY & PRACTICE	KAJABI
TRANSCRIPT PROOFREADING: THEORY & PRACTICE	KAJABI
WORK-FROM-HOME SCHOOL	WORDPRESS

Private and Confidential	Page 24 of 25

(o)	Email subscriber lists hosted through email service providers:

Email Service Provider	List Description
ConvertKit	Non-paid subscribers and paid customers of General Proofreading and Transcript Proofreading programs and affiliates of BCP Media, Inc.
Infusionsoft	Non-paid subscribers and paid customers of Work-At-Home School, General Proofreading and Transcript Proofreading programs and affiliates of BCP Media, Inc.

(p)	Leases for cloud web hosting services from Kinsta Inc., which hosts these WordPress websites:

Website Domain	Description of Website
workathomeschool.com	Hosts Work-At-Home School virtual summit, book promotion and sales page website and program content portal for Work-At-Home School customers
proofreadanywhere.com	Hosts Proofread Anywhere’s main website
sale.proofreadanywhere.com	Hosts BCP Media, Inc.’s sales promotion webpages
accelerator.proofreadanywhere.com	Hosts Proofreader Business Accelerator launch promotion webpages

Private and Confidential	Page 25 of 25

EXHIBIT B

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this <Agreement=) is made and entered into effective as of October 13, 2022, by and between ONFOLIO ASSETS LLC a Delaware limited liability company, located at 1007 North Orange Street, 4th Floor Wilmington, Delaware 19801 (<Borrower=) and BCP Media, Inc., a Florida Corporation (the <Secured Party=).

R E C I T A L S:

WHEREAS, concurrently with the execution and delivery hereof, Borrower has executed and delivered to Secured Party that certain Promissory Note dated as of October 13, 2022 (the <Note=);

WHEREAS, concurrently with the execution and delivery hereof, Onfolio Holdings, Inc, a Delaware corporation executed and delivered that certain Guaranty in favor of Secured Party with respect to the Note (the <Guaranty=);

WHEREAS, Borrower will receive direct or indirect benefits from the making of the Note; and

WHEREAS, in order to secure the payment of the principal amount and accrued interest of the Note, Borrower has agreed to grant to Secured Party a security interest in all of Borrower’s assets, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. As used in this Agreement, the following terms and conditions shall have the meanings set forth below:

“Account” shall mean any “account” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, and, in any event, shall include, without limitation, any right of Borrower to payment of a monetary obligation, whether or not earned by performance: (a) for Inventory that has been or is to be sold, leased, licensed, assigned or otherwise disposed of; (b) for services rendered or to be rendered; (c) for a policy of insurance issued or to be issued; (d) for a secondary obligation incurred or to be incurred; or (e) arising out of the use of a credit or charge card or information contained on or for use with a credit or charge card.

<Chattel Paper= shall mean a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Document” shall mean any “documents” as such term is defined in the UCC, now owned or hereafter acquired by Borrower and in any event, shall include, without limitation, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document, whether negotiable or non-negotiable, which in the regular course of business of financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

1

<Equipment= shall mean all now existing and hereafter acquired goods (other than Inventory) used or bought for use primarily in Borrower’s business, wherever located, including, but not limited to, machinery, furniture, trailers, rolling stock, vessels, aircrafts, vehicles, furnishings, textures, dies, parts (including spare parts and repair parts) and tools and any and all additions, substitutions, and replacements of any of the foregoing, together with all fittings, accessories, accessions, additions, modifications, substitutions, replacements, improvements, equipment and special tools now or hereafter affixed to any or any part of the foregoing or used in connection with any part of the foregoing, and all replacements of any part thereof and all products and Proceeds of any of the foregoing.

“General Intangibles” shall mean all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, and, in any event, shall include, without limitation, all now existing and hereafter acquired personal property other than goods, Accounts, Chattel Paper, commercial tort claims, Documents, Instruments, Letter-of-Credit Rights, letters of credit, money, and oil, gas, or other minerals before extraction and including, but not limited to, all of Borrower’s now owned or hereafter acquired: (a) Intellectual Property together with all of Borrower’s trade secrets, proprietary information, all permits, licenses, customer lists, designs and inventions; (b) books, records, data, plans, manuals, Software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of Borrower to retrieve data and other information from third parties; (c) contracts rights, which include, without limitation: (i) all rights of Borrower to receive moneys due and to become due under or pursuant to such agreements; (ii) all rights of Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreements; (iii) all claims of Borrower for damages arising out of or for breach of or default under such agreements; (iv) all rights of Borrower to terminate such agreements, to perform thereunder, and to compel performance and otherwise exercise all rights and remedies thereunder; and (v) any rights to liens securing pledged collateral or Accounts; (d) rights or interests in any partnership or joint venture; (e) all tax refunds and tax refund claims of Borrower; (f) all rights and claims of Borrower under warranties and indemnities; (g) Payment Intangibles; and (h) treasury stock and any writeup of the value of any assets after the date hereof unless in accordance with generally accepted accounting principles established by the American Institute of Certified Public Accountants.

<Goods= shall have the meaning given such term by the UCC.

“Instrument” shall mean any “instrument” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, and, in any event, shall include, without limitation, a negotiable instrument or any other writing which evidences a right to payment of a monetary obligation, is not itself a security agreement or lease and is of a type that is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

<Intellectual Property= shall mean all of Borrower’s now owned or hereafter acquired or existing: (a) copyrights, works protected by copyright, copyright registrations, copyright applications, and copyright licenses; (b) patents, patent applications and patentable inventions, and all patent licenses; (c) trademarks, trade names, corporate names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing appear, all registrations and recordings thereof, and all applications in connection therewith, including but not limited to, those registrations listed in the attached Schedule 1, together with the goodwill symbolized thereby, and all trademark licenses; (d) all renewals, extensions, continuations, divisions, modifications, substitutions, continuations-in-part or reissues of any thereof; (e) all income, royalties, damages, injunctions and other equitable relief, profits and payments relating to or payable under any of the foregoing; (f) any and all claims and causes of action, the right to sue for past, present, or future infringements of any of the foregoing; and (g) all other rights and benefits relating to any of the foregoing throughout the world.

2

“Inventory” shall mean any “inventory,” as such term is presently or hereafter defined in the UCC, now owned or hereafter acquired by Borrower, and in any event shall include, without limitation, all presently owned and hereafter acquired inventory of every nature, kind, and description, wherever located, including, without limitation, raw materials, goods, work in process, finished goods, parts or supplies; all goods and property held for sale or lease or to be furnished under contracts of service; equipment of a type sold or leased to customers or that is used for demonstration or testing at customer or Borrower’s premises; and all goods and inventory returned, reclaimed or repossessed.

“Letter of Credit Rights” shall mean any “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, and, in any event, shall include, without limitation, a right to payment and performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

<Lien= means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security interest, community property interest, security agreement, easement, covenant, restriction or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

<Payment Intangibles= shall mean a General Intangible under which the account debtor’s principal obligation is a monetary obligation.

<Proceeds= shall mean all cash and non-cash proceeds received upon the sale, exchange, collection or other disposition of the Collateral, including but not limited to insurance payable by reason of loss or damage to the Collateral.

<Software= shall mean a computer program, any informational content included in the program, and any supporting information provided in connection with a transaction relating to the computer program or informational content.

<UCC= shall mean the Delaware Uniform Commercial Code, as the same may be amended from time to time.

2. Recitals. The above recitals are true and correct and are incorporated herein by this reference.

3. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of the Note, Borrower hereby grants to the Secured Party a first priority security interest in all of the following property now owned or at any time hereafter acquired by Borrower or in which Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the <Collateral=):

(a) all Accounts, Chattel Paper, Documents, Equipment, Instruments, Intellectual Property, Inventory, General Intangibles, Goods, Letter of Credit Rights, Payment Intangibles, Software and the Proceeds thereof, of Borrower whether now owned or hereafter acquired;

3

(b) to the extent not encumbered above, all of the right, title and interest of Borrower, whether now owned or hereinafter acquired, in and to the goods or other property represented by or securing the Accounts, Chattel Paper and Instruments;

(c) all rights of Borrower as an unpaid lienor, including stoppage in transit, replevin and reclamation;

(d) all monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes, securities, and other property of every kind and nature (whether tangible or intangible) now owned or hereafter acquired by Borrower and at any time in the actual or constructive possession of (or in transit to) the Secured Party or its correspondents or agents in any capacity or for any purpose;

(e) all books, records, ledger cards and other property relating to (a) through (d) above, including computer programs, tapes and related Software;

(f) all accounts receivable of Borrower; and

(g) all Proceeds and products of (a) through (f) above.

4. Financing Statements.  Pursuant to any applicable law, Borrower hereby authorizes Secured Party to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Borrower in such form and in such offices as Secured Party determines appropriate to perfect the security interests of Secured Party under this Agreement.  Borrower authorizes the Secured Party to use the collateral description “all assets of Borrower” or similar variation thereof in any such financing statements.

5. Covenants of Borrower. Borrower hereby covenants and agrees with Secured Party that while this Agreement is in effect:

(a) Borrower shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than (i) the sale of Inventory; (ii) the sale or transfer of any item of Collateral in the ordinary course of Borrower’s business; (iii) the sale or transfer of any of any item of Collateral, which has a value of less than $10,000 and (iv) the disposal of worn-out or obsolete Equipment, all in the ordinary course of Borrower’s business.

(b) Borrower shall not change its legal name, relocate its principal place of business or its records, or allow the relocation of any Collateral other than in the ordinary course of Borrower’s business or with respect to items of Collateral that are designed to be portable, without twenty (20) days prior written notice to Secured Party.

(c) Borrower shall keep the Collateral free from all security interests or other encumbrances, except the security interests of Secured Party under this Agreement.

(d) Borrower shall maintain insurance policies insuring the Collateral against loss or damage in an amount and manner customary for a company of Borrower’s size and in Borrower’s line of business.

(e) Borrower shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

4

(f) Borrower shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

(g) Except for Collateral that is obsolete or no longer used in Borrower’s business, Borrower shall keep all of the Collateral in good condition and repair (normal wear and tear excepted).

(h) At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Agreement, including, without limitation, facilitating the filing of UCC financing statements in all applicable jurisdictions.

(i) Subject to Secured Party properly perfecting its security interest in the Collateral and Secured Party properly filing any continuation statements or taking other actions necessary to continue the perfection of any such security interest in the Collateral, Secured Party will have a first priority lien security interest in the Collateral.

6. Default. The occurrence of one or more of the following events shall constitute an <Event of Default= under this Agreement:

(a) If Borrower fails to pay when due any payments on the Note (other than in connection with the exercise of a right of set-off) and such failure continues for five (5) calendar days after Secured Party notifies Borrower of such failure in writing and in accordance with the terms of the Note;

(b) the occurrence of an Event of Default (as defined under the Note) under the Note;

(c) A commencement of any proceedings under any bankruptcy, insolvency or similar laws by or against Borrower; provided, however, that if such commencement of proceedings against Borrower is involuntary, such action shall not constitute an Event of Default hereunder unless such proceedings are not dismissed within sixty (60) calendar days after the commencement of such proceedings; a custodian or receiver is appointed for, or takes charge of, all or substantially all of the property of Borrower; Borrower commences any other proceeding under any reorganization, receivership, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty (60) calendar days; Borrower is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; Borrower suffers any appointment of any custodian or the like for it (or them, as the case may be) or any substantial part of its (or their, as the case may be) property and, to the extent applicable law permits, Borrower fails to discharge or stay any such appointment, such appointment continues undischarged and/or unstayed for a period of thirty (30) calendar days; or Borrower makes a general assignment for the benefit of creditors; or any corporate action is taken by Borrower for the purpose of effecting any of the foregoing, or Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts as they become due; or

(d) The failure of Borrower to perform or observe any of the provisions in Section 5 of this Agreement and such failure continues for five (5) calendar days after Secured Party notifies Borrower of such failure in writing and in accordance with the terms of this Agreement.

5

7. Remedies. Upon the occurrence of an Event of Default:

(a) Secured Party may demand payment of the entire outstanding balance of the Note

(b) Secured Party’s rights with respect to the Collateral shall be those of a secured party under the UCC and any other applicable law in effect from time to time.

(c) Secured Party may enter the premises of Borrower in order to seize and take possession of the Collateral. Secured Party may dispose of the Collateral as provided under the UCC, and in such case, if notice is required under applicable law, the giving of 10 days’ written notice to Borrower at its address set forth herein shall constitute reasonable notice to Borrower. All proceeds resulting from the disposition of any of the Collateral or the exercise by Secured Party of any of its rights under this Agreement or the Note shall be applied, without any marshalling of assets, first to the expenses of retaking and preparing the Collateral for sale including, but not limited to, the expenses of sale, next to other costs and reasonable attorneys’ fees incurred by Secured Party in exercising its rights under this Agreement or the Note, and finally to the payment of the Note.

8. Power of Attorney. Effective upon the occurrence of an Event of Default, Borrower hereby irrevocably makes, constitutes and appoints Secured Party its true and lawful attorney-in-fact to act with respect to the Collateral in any transaction, legal proceeding, or other matter in which Secured Party is acting pursuant to this Agreement.

9. Waivers and Amendments. Neither any provision of this Agreement nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by overnight delivery with a nationally known courier service, or facsimile transmission if such transmission is confirmed by delivery by overnight delivery with a nationally known courier service to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties):

If to Borrower:	ONFOLIO ASSETS LLC
1007 North Orange Street, 4th Floor Wilmington, Delaware 19801 Email: dom@onfolio.com Attention: Dominic Wells

If to Secured Party:	BCP MEDIA, INC.
1810 Barker Dr Winter Park, FL 32789
Email: cody@bcpmediainc.com Attention: Cody Lister

6

11. Entire Agreement. This Agreement constitutes the full understanding between the parties hereto with respect to the subject matter hereof, and no statements, written or oral, made prior to or at the signing hereof shall vary or modify the terms hereof. No amendment, modification or release from any provision hereof shall be effective unless in writing and executed by the party to be charged therewith and shall be effective only in the specific instance and for the specific purpose for which given.

12. Severability. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor the remaining provisions hereof, nor render unenforceable such provision in any other jurisdiction.

13. Assignment. Borrower may not assign any of its rights or obligations hereunder without the prior written consent of Secured Party. The Secured Party may assign its rights hereunder.

14. Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein shall have the meaning set forth in the Delaware Uniform Commercial Code, except where the context otherwise requires.

15. Headings. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together shall constitute the same instrument; and signatures delivered by facsimile transmission or by e-mail delivery of a <.pdf= format data file, shall be given the same legal force and effect as original signatures.

17. Governing Law; Jury Trial. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF DELAWARE. BORROWER AND SECURED PARTY EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

18. Submission to Jurisdiction. ALL DISPUTES AMONG BORROWER AND SECURED PARTY, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN ORANGE COUNTY, FLORIDA, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT SECURED PARTY, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY SECURED PARTY IN GOOD FAITH TO ENABLE SECURED PARTY TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURED PARTY.

19. Term.  This Agreement and the rights and privileges granted hereunder to Secured Party shall continue and remain in full force and effect until the Note has been paid in full to Secured Party.  At such time, this Agreement and the Guaranty, marked “Canceled” and the Note, marked “Paid in Full,” shall be returned to Borrower and Secured Party shall further execute and file a termination statement in regard to any financing statement that is solely related to the Collateral.

20. Recordation. The parties authorize the Commissioner for Trademarks and any other government officials to record and register this Security Agreement.

7

(Remainder of page intentionally left blank)

8

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement on and as of the date first set forth above.

BORROWER:

ONFOLIO ASSETS LLC, A Delaware Limited Liability Company

By:
Name:	Dominic Wells
Title:	Manager

SECURED PARTY:

BCP MEDIA, INC., A Florida Corporation

By:
Name:	Cody Lister
Title:	Chief Executive Officer

9

SCHEDULE 1

(i) <PROOFREAD ANYWHERE=, serial number 88475983 and registration number 5965566 (USPTO Principal Register);

(ii) <TRANSCRIPT PROOFREADING: THEORY AND PRACTICE=, serial number 90392520 and registration number 6805314 (USPTO Supplemental Register); and

(iii) <GENERAL PROOFREADING: THEORY AND PRACTICE=, serial number 90392499 and registration number 6805313 (USPTO Supplemental Register).

10

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGEMENT TO: (Name and Address)

Foley & Lardner LLP
301 E. Pine Street, Suite 1200
Orlando, Florida 32801
Attn: Andrew Finkelstein, Esq.

Print | Reset

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME: **ONFOLIO ASSETS LLC**

OR

1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1007 North Orange Street, 4th Floor	Wilmington	DE	19801	USA

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME:

OR

2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME: **BCP MEDIA, INC.**

OR

3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1810 Barker Dr.	Winter Park	FL	32789	USA

4. COLLATERAL: This financing statement covers the following collateral:

ALL ASSETS OF THE DEBTOR.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box:
☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

International Association of Commercial Administrators (IACA)

11

EXHIBIT C

FORM OF NOTE

SECURED PROMISSORY NOTE $2,399,000.00	October 13, 2022

FOR VALUE RECEIVED, the undersigned, ONFOLIO ASSETS LLC, a Delaware limited liability company (<Maker=), hereby promises to pay to the order of BCP MEDIA, INC., a Florida corporation (<Holder=), at such times and at such amounts, the principal sum of TWO MILLION THREE HUNDRED NINETY-NINE THOUSAND AND 00/100 US DOLLARS ($2,399,000.00) (the <Loan Amount=) pursuant to the terms and conditions of this promissory note (this <Note=).

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement by and among Holder, Maker and Onfolio Holdings, Inc. a Delaware corporation (<Holdings=), dated October 13, 2022, (the <Asset Purchase Agreement=), and is subject to the terms and conditions of the Asset Purchase Agreement. Capitalized terms used in this Note without definition shall have the respective meaning set forth in the Asset Purchase Agreement.

1. Interest Rate. Interest on the outstanding principal balance of, and all other sums owing under the Loan Amount, shall accrue and be payable at three percent (3%) (the <Interest Rate=), compounded annually. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year and the actual principal amount outstanding.

2. Payment of Indebtedness.

(a) The Loan Amount shall be paid as follows:

(i) Commencing on the date that is thirty (30) days from the date of this Note, and continuing monthly on such same day thereafter, Maker shall make an interest only payment to Holder equal to Five Thousand Nine Hundred Ninety-Seven and 50/100 Dollars ($5,997.50) per month.

(ii) The entire Loan Amount, together with all accrued but unpaid interest thereon, shall be due and payable by Maker to Holder on the one year anniversary of this Note (the <Maturity Date=).

(b) In the event that any scheduled payment date hereunder is a day on which banks in the State of Florida are required or authorized to be closed, then the payment that would be due on such day shall instead be due and payable on the next day which is not such a non-banking day.

(c) Except as otherwise required by law or by the provisions of this Note, payments received by Holder hereunder shall be applied first against costs and expenses, next against interest accrued on the Loan Amount, and next in reduction of the outstanding principal balance of the Loan Amount.

3. Prepayment. Maker may prepay prior to the Maturity Date any portion of the Loan Amount outstanding in whole or in part without penalty. Any partial payment shall be applied against the Loan Amount outstanding and shall not postpone the due date of any subsequent installments or change the amount of such installments, unless Holder shall otherwise agree in writing.

1

4. Event of Default. The occurrence of any one or more of the following shall constitute an event of default hereunder (an <Event of Default=):

(a) If Maker fails to pay when due any payments on this Note (other than in connection with the good faith exercise of a right of set-off) and such failure continues for five (5) calendar days after Holder notifies Maker in writing of such failure.

(b) A commencement of any proceedings under any bankruptcy, insolvency or similar laws by or against Maker or Holdings; provided, however, that if such commencement of proceedings against Maker or Holder is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) calendar days after the commencement of such proceedings; or Maker or Holdings makes a general assignment for the benefit of creditors; or any corporate action is taken by Maker or Holdings for the purpose of effecting any of the foregoing, or Maker or Holdings shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts as they become due.

(c) The occurrence of an Event of Default (as defined in the Security Agreement) under the Security Agreement (defined below), any breach of the Guaranty (defined below), or any breach of any covenant made by Maker in this Note.

Upon the occurrence of an Event of Default, the Interest Rate automatically shall increase to the rate of eight percent (8%) per annum, compounded annually.

5. Remedies on Default. Upon an Event of Default, Holder may, at its option, declare to be immediately due and payable the entire outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, and all other amounts payable to Holder hereunder whereupon all such amounts shall become and be due and payable immediately and Holder shall have all of the rights, powers, and remedies available under this Note, the Security Agreement, the Guaranty, and applicable law. After the occurrence of any or all of the Events of Default described in this Note, Maker shall remain fully liable to Holder for any deficiencies remaining with respect to any amounts owing to Holder hereunder.

6. Amendments; Cumulative Remedies. Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No right or remedy conferred upon the parties under this Note is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection herewith, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and/or now or hereafter existing at law or in equity or otherwise.

7. Governing Law and Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of law. Maker and Holder consent to the jurisdiction of any federal district court or state court having jurisdiction in Orange County, Florida.

2

8. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by overnight delivery with a nationally known courier service, or facsimile transmission if such transmission is confirmed by delivery by overnight delivery with a nationally known courier service to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties):

To Maker:	Onfolio Assets LLC
1007 North Orange Street, 4th Floor Wilmington, Delaware 19801
Telephone: 6829906920
Email: dom@onfolio.com

To Holder:	BCP Media Inc.
1810 Barker Dr.
Winter Park, Florida 32789 Telephone: (917) 301-9714 Email: cody@bcpmediainc.com

9. Reserved

10. Covenants. Maker hereby covenants and agrees with Holder that while any portion of the Loan Amount remains outstanding:

(a) During any period in which there is a continuing Event of Default, Maker shall not declare or disburse any distribution or dividend payments to Holdings or any other member until such time as the outstanding principal amount under this Note, plus all accrued and unpaid interest thereon, is repaid in full. Notwithstanding the foregoing, in no event shall Maker be permitted to make any <> kind= disbursements or distributions without Holder’s prior written consent.

(b) During any period in which there is a continuing Event of Default, Maker shall not incur any additional secured indebtedness without Holder’s prior written consent. Notwithstanding the foregoing and except as permitted by Holder in writing, as a condition to Maker incurring any additional secured indebtedness, such secured indebtedness shall be expressly subordinated to this Note.

(c) Maker shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Maker may merge or consolidate with (a) any wholly owned subsidiary of Maker, or (b) any other entity if Maker is the sole surviving entity; and provided further, that if after giving effect thereto, no Event of Default would exist hereunder.

(d) Maker shall not permit the consolidated Tangible Net Worth of Maker to be less than $500,000 if any portion of the Loan Amount is outstanding. “Tangible Net Worth” means the amount equal to (a) the Net Worth of Maker as of any date of determination, determined in accordance with GAAP minus (b) Intangible Assets, if any. “Net Worth” means Maker’s combined assets less its liabilities.  “Intangible Assets” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

3

(e) Maker shall not permit the consolidated Liquidity of Maker to be less than $500,000. <Liquidity= shall mean, on any date of determination, the total combined unrestricted cash and Cash Equivalents of Maker. <Cash Equivalents= means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; and (b) commercial paper maturing no more than one (1) year after its creation and is rated at least A-1 by Standard & Poor’s Ratings Group or at least P-1 by Moody’s Investors Service, Inc.

(f) Maker shall notify Holder of the occurrence of any Event of Default.

11. Guarantees. The entire Loan Amount shall be guaranteed by that certain Guaranty, dated October 13, 2022, by Holdings in favor of Holder, in the form attached hereto as Exhibit D(the <Guaranty=), pursuant to which Holdings shall guaranty full and complete payment and performance, when due, of the Loan Amount and any and all other amounts due under this Note.

12. Security Agreement. As security for the due performance and payment of Maker’s obligations under this Note, Maker has entered into that certain Security Agreement, dated October 13, 2022, with Holder (the <Security Agreement=), attached hereto as Exhibit B, pursuant to which Maker granted Holder a first priority security interest in all of the property owned by Maker.

12. Entire Agreement. This Note and the Asset Purchase Agreement constitute the full understanding between the parties hereto with respect to the subject matter hereof, and no statements, written or oral, made prior to or at the signing hereof shall vary or modify the terms hereof.

13. Severability. If any provision of this Note is prohibited or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor the remaining provisions hereof, nor render unenforceable such provision in any other jurisdiction.

14. Binding Effect. All of the terms and provisions of this Note shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns, whether so expressed or not.

4

15. Enforcement Costs. Maker shall pay all fees and expenses incurred by Holder in the enforcement of any of Maker’s obligations hereunder not performed when due, including, without limitation, reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in connection with such collection, in addition to any other relief to which Holder may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs and all other similar charges and fees.

16. Waivers. The failure or delay of Holder at any time to require performance by Maker of any provision of this Note, even if known, shall not affect the right of Holder to require performance of that provision or to exercise any right, power or remedy under this Note.

[Signature page follows]

5

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on and as of the date first set forth above.

ONFOLIO ASSETS LLC, a Delaware limited liability company

By:
Name:	Dominic Wells
Title:	Manager

6

EXHIBIT D

GUARANTY AGREEMENT

(see attached)

GUARANTY

THIS GUARANTY (this <Guaranty=) dated as of October 13, 2022 is made by ONFOLIO HOLDINGS, INC., a Delaware corporation, (<Guarantor=) in favor of BCP MEDIA, INC., a Florida Corporation (<Lender=).

RECITALS

WHEREAS, pursuant to that certain Asset Sale and Purchase Agreement by and among Lender, Guarantor, and ONFOLIO ASSETS LLC, a Delaware limited liability company (<Borrower=), dated October 13, 2022, and that certain Secured Promissory Note made by Borrower in favor of Lender dated October 13, 2022 (as the same may be amended from time to time, the <Note=), Lender will make a loan to Borrower in the principal amount of up to TWO MILLION THREE HUNDRED NINETY-NINE THOUSAND AND 00/100 US DOLLARS ($2,399,000.00) (the <Loan Amount=);

WHEREAS, the Loan Amount and all other debts and liabilities of Borrower to Lender under the Note from time to time are referred to herein as the <Obligations=;

WHEREAS, in connection with the Note, Lender required Guarantor to enter into that certain Security Agreement dated October 13, 2022 by and among Lender and Guarantor (the <Security Agreement,= and collectively with the Note, the <Transaction Documents=);

WHEREAS, Borrower is a wholly owned subsidiary of Guarantor and Guarantor is receiving a direct or indirect benefit to Lender extending the Loan Amount under the Note; and

WHEREAS, as a further condition to extending the Loan Amount to Borrower, Lender requires Guarantor to enter into this Guaranty and Lender is not willing to make the Loan Amount under the Note to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Obligations.

NOW, THEREFORE, in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. Guaranty. In consideration of the Loan Amount, Guarantor hereby unconditionally, absolutely, and irrevocably guarantees to Lender the due and punctual performance and payment whether at maturity (including by acceleration) or otherwise, of the Obligations (the “Guaranteed Amount”). This Guaranty shall remain in full force and effect until (a) Borrower has fully satisfied all of the Obligations, or (b) such time as the Guaranteed Amount has been paid to Lender, whichever is earlier.  At such time, this Guaranty shall be marked “Cancelled” and returned to Guarantor.  Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Obligations as a primary obligor.

2. Payment. If any of the Obligations are not punctually paid when such indebtedness becomes due under the Note and after expiration of applicable notice and cure periods provided under the terms of the Note, either by its terms or as a result of the exercise of any power to accelerate, Guarantor shall, immediately on demand, pay the amount due thereon to Lender.

1

3. Reinstatement; Guaranty Absolute.

(a) Guarantor hereby agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by Lender, upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

(b) This Guaranty constitutes an unconditional, absolute, and irrevocable guaranty of performance and payment when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower (or any other person) before or as a condition to the obligations of Guarantor hereunder.

(c) Subject to the termination provisions set forth in Section 1, this Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment and performance. The liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i) any lack of validity, legality or enforceability of the Transaction Documents.

(ii) the failure of Lender to assert any claim or demand or exercise or enforce any right or remedy;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

(iv) any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations or otherwise;

(v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Transaction Documents.

(vi) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by Lender securing any of the Obligations; or

(vii) any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any surety or any guarantor, including the Guarantor.

4. Representations and Warranties. Guarantor hereby represents and warrants for the benefit of Lender the following:

(a) Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation. Guarantor has the power to execute, deliver and carry out the terms and provisions of this Guaranty and this Guaranty has been duly executed and delivered and constitutes Guarantor’s binding, valid and enforceable obligation, enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and equitable principles relating to or affecting enforcement of creditors’ rights generally or relief of debtors generally).

2

(b) It has received, or will receive, direct or indirect benefits from the making of this Guaranty and the Obligations.

(c) It has relied upon its own due diligence in making its own independent evaluation and appraisal of Borrower and the business affairs and financial condition of Borrower, including the Obligations; it will continue to be responsible for making its own independent appraisal of such matters; and it has not relied upon and will not hereafter rely upon Lender for information regarding Borrower, any collateral or the Obligations.

(d) As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

5. Waivers.

(a) Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty (including, without limitation, notice of default, non-payment, partial payment, presentment, demand, protest or dishonor and all other notices to which Guarantor might otherwise be entitled, or which might be required by law to be given to Guarantor by Lender) and any requirement that Lender protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Borrower or any other person (including any other guarantor) or entity or any collateral securing the Obligations.

(b) No invalidity, irregularity or unenforceability of all or any part of the Obligations or the impairment or loss of any security therefor, whether caused by any actions or inactions of Lender, or otherwise, shall affect, impair or be a defense to this Guaranty.

(c) Guarantor hereby postpones any right of subrogation to any security until all of the Obligations shall have been paid and performed in full.

(d) Guarantor hereby postpones any claim, right or remedy Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or as a result of Guarantor’s performance hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against Borrower or any security that Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, until all of the Obligations shall have been paid and performed in full.

(e) Guarantor hereby agrees that it will not claim any setoff, recoupment or counterclaim against Borrower in respect of any liability of Guarantor to Borrower until all of the Obligations shall have been paid and performed in full.

(f) The payment of any amounts due with respect to any indebtedness of Borrower now or hereafter owed to Guarantor shall be subordinated to the prior payment in full of all of the payments with respect to the Obligations. Guarantor agrees that, after the occurrence of an Event of Default (as defined in the Note) and as long as it continues, Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while an Event of Default has occurred and is continuing, such amounts shall be collected, enforced and received by Guarantor as trustee for Lender (and its assigns) and be paid over to Lender (or its permitted assigns) on account of the Obligations without affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. The provisions of this Section 5 shall be supplemental to and not in derogation of any rights and remedies of Lender under any separate subordination agreement which Lender may at any time and from time to time enter into with Guarantor.

3

Guarantor acknowledges that it has received adequate consideration for entering into this Guaranty and that all waivers and acknowledgments under this Guaranty by Guarantor are knowingly made.

6. Miscellaneous.

(a) Neither Guarantor’s obligation to pay and perform in accordance with the terms of this Guaranty, nor any remedy for the enforcement thereof nor the amount of the Obligations shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, discharge, release, limitation or stay of the Obligations or the obligations of Borrower or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the bankruptcy code of the United States or other statute, State or Federal, or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty and the amount of the Obligations shall for the purposes of this Guaranty be determined as if no such impairment, stay, modification, change, discharge, release or limitation had occurred.

(b) This Guaranty shall be binding upon Guarantor and its legal representatives, successors and permitted assigns, whether so expressed or not, and shall inure to the benefit of Lender and its legal representatives, successors and permitted assigns, whether so expressed or not. Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.

(c) THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY: (i) SUBMITS ITSELF AND ITS PROPERTY TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF FLORIDA OR ANY OTHER FEDERAL COURT SITTING IN THE COUNTY OF ORANGE IN THE STATE OF FLORIDA AND APPELLATE COURTS FROM ANY THEREOF; (ii) CONSENTS THAT ANY ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY OR ARISING FROM, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF, THIS AGREEMENT MAY BE BROUGHT IN SUCH COURTS; (iii) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (iv) AGREES THAT ANY SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT; AND (v) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

4

(d) The section and caption headings herein of this Guaranty are for convenience only and shall not affect the construction of this Guaranty. Unless otherwise specified, references in this Guaranty to article, section and subsection numbers are to such article, section and subsection numbers of this Guaranty.

(e) No failure or delay on the part of any party hereto in exercising any right hereunder and no course of dealing between Borrower or Guarantor and Lender shall operate as a waiver thereof, nor shall any single or partial exercise by any party hereto of any right hereunder preclude any other or further exercise thereof or the exercise of any other right hereunder. No amendment, modification or waiver of, or consent with respect to, any provision of this Guaranty shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) All notices, requests and other communications to be given hereunder shall be in writing and shall be given to such party as set forth below or such other address as such party may, by written notice received by each other party, have designated as such party’s contact information for such purpose. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service and sent by email, in each case delivered or sent to such party as provided herein or in accordance with the latest unrevoked direction from such party given in accordance with this provision.

To Guarantor:

Onfolio Holdings, Inc.

1007 North Orange Street, 4th Floor

Wilmington, Delaware 19801

Attention: Dominic Wells

Email: dom@onfolio.com

To Lender:

BCP Media, Inc.

1810 Barker Dr

Winter Park, Florida 32789

Attention: Cody Lister

Email: cody@bcpmediainc.com

(g) This Guaranty and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Guaranty or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Guaranty or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

(h) If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected thereby.

5

(i) For the purposes of this Section, delivery by facsimile or other electronic means of an executed signature page of this Guaranty shall be effective as delivery of an executed counterpart hereof, but the party delivering a facsimile or other electronic copy of an executed signature page shall deliver an original copy of an executed signature page as soon as possible after delivering the facsimile or other electronic copy thereof.

(j) This Guaranty and the other Transaction Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements by the parties. There are no unwritten oral agreements among the parties. This Guaranty and the other Transaction Documents embody the entire agreement among Borrower, Guarantor and Lender and supersede all prior proposals, agreements and understandings relating to the subject matter hereof.

(k) GUARANTOR AND LENDER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN OR AMONG ANY OF THEM ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG ANY OF THEM IN CONNECTION WITH THE TRANSACTION DOCUMENTS, THIS GUARANTY, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER’S ABILITY TO PURSUE ITS REMEDIES AS SET FORTH IN THIS GUARANTY.

(l) All of the representations, warranties, covenants, and obligations hereunder, and any modification or amendment hereof, shall survive the closing and funding of the Loan Amount, shall not be deemed to have merged herein, and shall remain as continuing representations, warranties, covenants and obligations, until the date of the full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations.

[SIGNATURE PAGE FOLLOWS]

6

WHEREBY, Guarantor intending to be legally bound hereby has executed this Guaranty on the date below to be effective as of the date and year first above written.

ONFOLIO HOLDINGS, INC. , a Delaware corporation

By:
Name:	Dominic Wells
Title:	CEO

7

Disclosure Schedules

These Disclosure Schedules are furnished in connection with the Asset Purchase Agreement (the <Agreement=), dated as of October 13, 2022, by and between BCP Media, Inc., a Florida corporation (<Seller=) and Onfolio Assets LLC, a Delaware limited liability company (<Purchaser=).

The representations and warranties contained in Section 6 of the Agreement are qualified by reference to these Disclosure Schedules. The Parties hereto agree that these Disclosure Schedules are not intended to constitute, and shall not be construed as constituting, representations, or warranties of the Seller or the Principals except as and to the extent expressly provided in this Agreement. All section headings in these Disclosure Schedules correspond to the sections of this Agreement, but information provided in any section of these Disclosure Schedules shall constitute disclosure for purposes of each section of this Agreement where such information is relevant. Unless the context otherwise requires, all capitalized terms used in these Disclosure Schedules shall have the respective meanings assigned to such terms in this Agreement. Certain information set forth in these Disclosure Schedules is included solely for informational purposes, and may not be required to be disclosed pursuant to this Agreement. No reference to or disclosure of any item or other matter in these Disclosure Schedules shall be construed as an admission or indication that such item or other matter is required to be referred to or disclosed in these Disclosure Schedules. No disclosure in these Disclosure Schedules relating to any possible breach or violation of any agreement or law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in these Disclosure Schedules shall not be deemed to be an admission or acknowledgment by Sellers that in and of itself, such information is material to or outside the ordinary course of the business or is required to be disclosed on these Disclosure Schedules. No disclosure in these Disclosure Schedules shall be deemed to create any rights in any third party.

Headings and introductory language have been inserted on the sections of these Disclosure Schedules for convenience of reference only and shall to no extent affect the interpretation of, or change these Disclosure Schedules, the Agreement or any of the other schedules or exhibits thereto. These Disclosure Schedules constitute an integral part of the Agreement and are hereby incorporated therein.

Schedule 2.1

Excluded Assets

·	caitlinpyle.co and bcpmediainc.com domain names
·	bcpmediainc.com and caitlinpyle.co email addresses
·	All existing insurance policies and agreements of the Seller shall be retained by the Seller and no rights thereunder shall be conveyed to the Purchaser.

Schedule 3.1

Included Assets

The assets set forth in Exhibit A of the Agreement are incorporated herein by reference.

Schedule 2.1(b)

Assigned Contracts

1.	BCP Media, Inc. Affiliate Agreement, dated January 13, 2021
2.	BCP Media, Inc. Course Terms and Conditions, dated April 1, 2021
3.	Independent Contractor Agreement by and between BCP Media, Inc. and Lindsay Marder, dated October 15, 2020
4.	Independent Contractor Agreement by and between BCP Media, Inc. and Adil Amarsi, dated November 6, 2020
5.	Independent Contractor Agreement by and between BCP Media, Inc. and Rebecca Morn, dated August 8, 2022 (superseded Independent Contractor Agreement, dated October 5, 2020)
6.	Independent Contractor Agreement by and between BCP Media, Inc. and Lindsey Hanson, dated October 1, 2021 (superseded Independent Contractor Agreement, dated October 5, 2020)
7.	Independent Contractor Agreement by and between BCP Media, Inc. and Michelle Domondon, dated July 21, 2021
8.	Independent Contractor Agreement by and between BCP Media, Inc. and Celissa Hansen, dated October 7, 2021 (superseded Independent Contractor Agreement, dated October 7, 2020)
9.	General Service Agreement by and between BCP Media, Inc. and Talia Browne (d/b/a Violet Bear Marketing), dated September 2, 2020
10.	Each of the BCP Media, Inc. Affiliate Agreements, dated January 13, 2021
11.	Each of the BCP Media, Inc. Course Terms and Conditions, dated April 1, 2021
12.	Each of the Work-At-Home School Speaker/Contributor Agreements by and between various parties and BCP Media, Inc.1
13.	Independent Contractor Agreement by and between BCP Media, Inc. and Maia Xiong, dated January 19, 2022
14.	Independent Contractor Agreement by and between BCP Media, Inc. and Biljana Radjenovic, dated December 6, 2021
15.	Website Design and Design Services Agreement by and between BCP Media, Inc. and Beecoding, dated September 1, 2020

 __________________________

1 Some of the Work-At-Home School Speaker/Contributor Agreements may require renewal by the Buyer and the party thereto. The Company expressly disclaims any implied warranty of merchantability as to the individual goods and services provided under the Work-At-Home-School Speaker/Contributor Agreements.

 Schedule 4.2

Wire Transfer Instructions

The Purchaser shall cause the Escrow Agent to release the funds in accordance with the Escrow Agreement and terms of the Asset Purchase Agreement by initiating a same-day FedWire to the following bank account:

Bank Name: Seacoast Bank, N.A.

Account Type: Business Checking

Account Number: 4720033806

Routing Number:  067005158

Bank Address:

Seacoast Bank

815 Colorado Avenue

Stuart, FL 34994

SWIFT NUMBER: SNBFUS3F (International Use)

Schedule 4.3

Allocation Schedule

ASSET CLASS	DOLLAR AMOUNT ALLOCATED

Class I Assets

Cash and Cash Equivalents	$0.00

Class II Assets

Marketable Securities and Certificates of Deposit	$0.00

Class III Assets

Accounts Receivable and Debt Instruments	$0.00

Class IV Assets

Inventories	$0.00

Class V Assets

Fixed Assets	$0.00

Class VI Assets

Licenses, Permits, Covenants Not To Compete, Trade Names and Other Section 197 Intangibles (Excluding Goodwill and Going Concern Value)	$449,900.00

Class VII Assets

Goodwill and Going Concern Value	$4,000,000.00

Schedule 5.12

Assumed Liabilities

The liabilities that the Purchaser agrees to assume in connection with the transaction include:

·	The Assigned Contracts set forth on Schedule 2.1(b) are incorporated herein by reference.

·	Everflow Services Order Form by and between Everflow Technologies Inc. and BCP Media, Inc., dated July 29, 2021, related to monthly recurring affiliate marketing management software.

·	Keap Terms of Service related to monthly recurring email service provider (ESP) software.

·	Etison LLC (d/b/a ClickFunnels) Terms of Service related to monthly recurring landing page and sales funnel builder software.

·	Kinsta Inc. Terms of Service related to monthly recurring shared hosting services.

·	Kajabi Terms of Service related to annual recurring LMS courseware software.

·	ConvertKit LLC Terms of Service related to monthly recurring email service provider (ESP) software.

·	Any other monthly recurring hosting and software services agreements necessary to operate the business in the ordinary course

___________________________

2 For the agreements set forth on items 2-7, Buyer will need to contact the vendors following the Closing to ensure Buyer is the party to each agreement.

Schedule 6(c)

Taxes; Material Adverse Affect

The Seller disclosed to the Purchaser the following financial data points by and through its Broker and the Purchaser received the following knowledge and information about the Seller:

●	First CIM sent to the Purchaser on 12/17/2021 – TTM EBITDA in CIM was $1.412M through the end of November 2021.
●	On May 22, 2022, the Purchaser sent back a Profit & Loss Statement that showed the Seller’s TTM EBITDA through the end of January 2022 as $1.24M.
●	On May 28, 2022, the Purchaser downloaded the Seller’s April 2022 Income Statement which showed TTM EBITDA as $1.036M.
●	On August 8, 2022, the Broker sent the Purchaser the July P&L that shows $1.174M in TTM EBITDA.

Schedule 6(d)

 Investigations and Proceedings

On October 1, 2021, the Seller received one (1) consumer complaint letter (Online Complaint Number: 421002, Case Number: 2108-29695) with the Florida Department of Agriculture and Consumer Services (“FDACS”) requesting a refund of funds from purchasing the Seller’s products. The complaint was closed and confirmed to be fully resolved by the FDACS after the Seller promptly refunded the entire amount requested by the consumer for any products purchased from the Seller, even though the consumer was not eligible for a refund at the time.

Schedule 6(h)

Licensed Intellectual Property

Potential Rights of Others to the Seller Registered Intellectual Property or Intellectual Property owned by Seller, other than the Copyrights and Trademarks that form part of the Seller Registered Intellectual Property:

The Seller has a license agreement with the Licensee as follows:

●	Right of Publicity License Agreement between Seller and Caitlin Pyle, dated December 22, 2020

●	Each of the Work-At-Home School Speaker/Contributor Agreements by and between various parties and BCP Media, Inc.3

●

The Seller does not have any direct or indirect ownership in the intellectual property rights of Transcribe Anywhere and is not conveying any ownership of intellectual property rights in the Transcribe Anywhere brand and training materials.

●

The Seller disclaims right and title to the images of past and current students (or alumni) who enrolled in the Seller’s courses on its website and in certain of its emails. Students have not formally licensed their images to the Seller for use throughout the Company’s marketing materials, so students may request removal of their images at any time.

●

Seller has an implied right to use stock photo images used on its website and in various sales materials licensed from Adobe by its respective design contractors who subscribe to the Adobe Stock service. Seller cannot assign this implied right to Buyer.

●	Seller has a right to use icons and symbols on its website and in various sales materials licensed by the designer who purchased it either through Icon Scout, Flat Icon or Adobe.

●	Seller has the right to host its website using WordPress and WordPress affiliated products subject to the WordPress GNU Public License.

_____________________________________

3 Some of the Work-At-Home School Speaker/Contributor Agreements may require renewal by the Buyer and the party thereto. The Company expressly disclaims any implied warranty of merchantability as to the individual goods and services provided under the Work-At-Home-School Speaker/Contributor Agreements.

Schedule 6(l)

 Material Adverse Effect

·	The disclosures set forth on Schedule 6(c) are incorporated herein by reference.

·

The Seller’s sale of a majority, or substantially all, of the assets of the Seller triggers a Good Reason termination event, under Section 9(b) of that certain Employment Agreement by and between Cody Lister and BCP Media, Inc., dated July 15, 2020 (the “Lister Employment Agreement”). As a result of the Seller’s triggering a Good Reason termination event under the Lister Employment Agreement, the Seller shall be required to pay the entire severance liability claim in the amount of $460,000.00 from its cash and cash equivalents to its Chief Executive Officer Cody Lister in accordance with the payment terms of the Severance clause under the Lister Employment Agreement, or in full post- closing on an accelerated basis. The Seller acknowledges that this severance liability is not a disputed term and shall be triggered by the Seller concurrently upon consummation of this transaction and shall be paid in full by the Seller in accordance with the terms of the Lister Employment Agreement.

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this <Assignment=) is made and entered into as of October 13, 2022 (the <Effective Date=), by and among BCP Media, Inc., a Florida corporation and Caitlin Pyle (collectively, <Assignor=) and Onfolio Assets LLC, a Delaware limited liability company (<Assignee=). Capitalized terms used in this Assignment but not otherwise defined herein have the meanings ascribed thereto in the Asset Purchase Agreement (as defined below).

WHEREAS, Assignor and Assignee are, among others, parties to that certain Asset Purchase Agreement dated as even date herewith (the <Asset Purchase Agreement=), pursuant to which Assignor has agreed, inter alia, to sell, assign, transfer, convey and deliver to Assignee, the Seller Intellectual Property, including, without limitation, the Seller Intellectual Property listed on Schedule 1;

WHEREAS, this Assignment is being delivered pursuant to Section 2.1(c) of the Asset Purchase Agreement; and

WHEREAS, Assignor and Assignee now seek to consummate the sale, assignment, conveyance and transfer of the Seller Intellectual Property.

NOW, THEREFORE, in consideration of the foregoing and the provisions set forth herein and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Assignment of Intellectual Property Assets. Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, effective as of the Closing, Assignor hereby irrevocably and perpetually sells, assigns, transfers, conveys and delivers to Assignee, free and clear of all Encumbrances of any and every kind, nature and description, all right, title and interest of Assignor in, to and under all Seller Intellectual Property owned by Assignor, which includes, without limitation, the following:

(a)

the Intellectual Property set forth on Schedule 1 and all issuances, extensions, renewals, reissues, reexaminations, continuations, continuations-in-part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations thereof;

(b)

all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable Law of any jurisdiction, by international treaties and conventions and otherwise throughout the world, including, but not limited to, all related unregistered Seller Intellectual Property in any country, region or jurisdiction and/or Intellectual Property Rights arising from, out of, or by virtue of, common law rights in any country, region or jurisdiction;

(c)	any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing;

(d)	all related rights of priority and protection of interests of any of the foregoing;

(e)	all goodwill appurtenant to the trademarks that are owned by Assignor;

1

(f)	all copyrights and copyrightable works, and applications, registrations, if any, in connection therewith in and to the Seller Intellectual Property; and

(g)

any and all claims, warranties, credits, causes of action and rights of Assignor, with respect to any of the foregoing, whether accruing before, on and/or after the date hereof, including in each case rights to set-off, indemnity, warranty, reimbursement, refunds, recoupment, damages specific performance or other equitable relief and all other rights of enforcement or recovery possessed by Assignor from or against any third party, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages, regardless of whether or not such rights are currently exercisable or such claims have been asserted.

Furthermore, the parties have agreed to execute the attached short form assignment instruments attached hereto as Attachment A and Attachment B for the purpose of recording the assignments with the proper authorities.

2.	Moral Rights. Any assignment of copyrights under this Assignment includes all moral rights. To the extent moral rights cannot be transferred or assigned under applicable Law and to the extent allowed by applicable Law, Assignor hereby waives all moral rights with respect to all copyrights and copyrightable works included in the Seller Intellectual Property, and all uses thereof, and consents to any action of Assignee that would violate such moral rights in the absence of such waiver or consent.

3.	Further Assurances. Each Assignor agrees that, at any time, upon the reasonable request of the Assignee, Assignor will execute and deliver all papers, take all rightful oaths, and do all acts which may be necessary or desirable for vesting title to the Seller Intellectual Property set forth on Schedule 1, in Assignee, its successors, assigns and legal representatives or nominees, and otherwise to do the necessary to give full effect to and to perfect the rights of the Assignee under this Assignment, including the execution, delivery and procurement of any and all further documents evidencing this Assignment, transfer and sale as may be necessary or desirable.

4.	Assignor Covenant. Assignor hereby covenants that no assignment, sale, agreement or Lien has been or will be made or entered into which would conflict with this Assignment.

5.	Interpretation; Entire Agreement. This Assignment, together with any documents or other instruments contemplated by and delivered in connection with this Assignment, including Attachment A and Attachment B, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement between the parties with respect to such subject matter; provided, that nothing in this Assignment (including Attachment A) shall be construed to supersede, amend or modify any provision of the Asset Purchase Agreement or any rights or obligations thereunder; and in the event of a conflict between this Assignment (including Attachment A and Attachment B) and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

6.	Severability. If any provision of this Assignment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Assignment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Assignment so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

2

7.	Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by .pdf, .tif, .gif or similar attachment to electronic mail, or other electronic means, shall be as effective as delivery of a manually executed counterpart of this Agreement.

8.	Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal Laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of Laws.

9.	Amendments and Waivers. This Assignment may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any failure of Assignor or Assignee to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Assignor, in the event of any such failure by Assignee, or Assignee, in the event of any such failure by Assignor. The waiver by any party of a breach of any term or provision of this Assignment shall not be construed as a waiver of any subsequent breach or any other provision.

10.	Headings. The section and article headings contained in this Assignment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Assignment.

[Signature Page Follows]

3

IN WITNESS WHEREOF, each of the undersigned has executed this Intellectual Property Assignment Agreement as of the Effective Date.

ASSIGNOR:

BCP Media, Inc.

By:
Name:	Caitlin Pyle
Title:	Executive Chairman and Secretary

Caitlin Pyle

Cody Lister

[Signature Page to Intellectual Property Assignment Agreement]

Acknowledged by:

ASSIGNEE:

Onfolio Assets LLC

By:

Dominic Wells, CEO

 [Signature Page to Intellectual Property Assignment Agreement]

Schedule 1

Intellectual Property Assets

PATENTS

None.

COPYRIGHTS

Registered or Pending:

U.S. Copyright Registration Number TX 9-091-428. Title of Work: (Ignite Plus) General Proofreading: Theory & Practice. Effective Date of Registration: December 08, 2021. Registration Decision Date: March 09, 2022. Authorship: text, photograph(s), artwork, Audiovisual Works.

TRADEMARKS

Registered or Pending:

Trademark Name	Owner	Registration No.	Registration Date	Country
PROOFREAD ANYWHERE	BCP Media, Inc.	5965566	January 21, 2020	US
PROOFREAD ANYWHERE	BCP Media, Inc.	1 586 761	Pending Approval; Published for Opposition	CAN
GENERAL PROOFREADING: THEORY AND PRACTICE	BCP Media, Inc.	6,805,313	July 26, 2022	US
TRANSCRIPT PROOFREADING: THEORY AND PRACTICE	BCP Media, Inc.	6,805,314	July 26, 2022	US

Domain Names

Domain	Registrar	Expiry Date
PROOFREADANYWHERE.COM	GODADDY.COM, LLC	November 1, 2025
WORKATHOMESCHOOL.COM	NAMECHEAP INC	March 30, 2026
WORKYOURWAY2020.COM	ENOM, INC.	September 21, 2023

Attachment A

Trademark Assignment

TRADEMARK ASSIGNMENT AGREEMENT

This Trademark Assignment Agreement (this <Assignment=), dated as of October 13, 2022 (the <Effective Date=), is made by BCP Media, Inc., a Florida corporation (<Assignor=) in favor of Onfolio Assets LLC, a Delaware limited liability company (<Assignee=).

WHEREAS, Assignee is the purchaser of all of the Assets (as defined in the Purchase Agreement) pursuant to that certain Asset Purchase Agreement dated as of even date herewith by and between Assignor and Assignee (the <Purchase Agreement=);

WHEREAS, pursuant to the Purchase Agreement, Assignor has conveyed, transferred and assigned to Assignee, among other assets, certain intellectual property of Assignor; and

WHEREAS, Assignor owns all of the rights, title and interest in and to the Trademark Assets (as defined herein), and, pursuant to the Purchase Agreement, has agreed to execute and deliver this Assignment, for recording with the United States Patent and Trademark Office and corresponding entities or agencies in any applicable jurisdiction (collectively, the <Agencies=).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Assignor hereby irrevocably conveys, transfers and assigns to Assignee, and Assignee hereby accepts from Assignor and Assignor, all of Assignor’s and Assignor’s right, title and interest in and to the following:

a. all trademark registrations and trademark applications, including, without limitation, those set forth on Schedule 1, attached hereto, and all issuances, extensions, and renewals thereof (collectively, the <Trademark Assets=), together with the goodwill of the business connected with the use of, and symbolized by, the Trademark Assets;

b. all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

c. any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

d. any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on or after the Effective Date, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation and Further Actions. Assignor hereby authorizes the Commissioner for Trademarks in the United States Patent and Trademark Office and other Agencies to record and register this Assignment upon request by Assignee. Following the Effective Date, upon Assignee’s reasonable request, Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence or perfect the assignment of the Trademark Assets to Assignee, or any assignee or successor thereto.

3. Terms of the Purchase Agreement. The parties hereto acknowledge and agree that this Assignment is entered into pursuant to the Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Assignor and Assignee with respect to the Trademark Assets. The representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Assignment, the terms of the Purchase Agreement shall govern and control. For the avoidance of doubt, if the Closing under the Purchase Agreement does not occur by the Cut-Off Time, this Assignment shall automatically terminate, without any further action by any Party and be of no further force and effect, all right, title, and interest in and to the Trademark Assets and any other assets conveyed hereunder shall be returned to and retained by Assignor, and the Parties shall have no further obligations to each other under this Agreement.

4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Governing Law. This Assignment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, without giving effect to any choice or conflict of law provision or rule.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Assignment as of the Effective Date.

ASSIGNOR:

BCP Media, Inc.

By:
Name:	Cody Lister
Title:	CEO

ASSIGNEE:

Onfolio Assets LLC

By:
Name:	Dominic Wells
Title:	CEO

SCHEDULE 1

Trademark Assets

Trademark Name	Owner	Registration No.	Registration Date	Country
PROOFREAD ANYWHERE	BCP Media, Inc.	5965566	January 21, 2020	US
PROOFREAD ANYWHERE	BCP Media, Inc.	1 586 761	Pending Approval; Published for Opposition	CAN
GENERAL PROOFREADING: THEORY AND PRACTICE	BCP Media, Inc.	6,805,313	July 26, 2022	US
TRANSCRIPT PROOFREADING: THEORY AND PRACTICE	BCP Media, Inc.	6,805,314	July 26, 2022	US

Attachment B

Domain Name Assignment

DOMAIN NAME ASSIGNMENT AGREEMENT

This Domain Name Assignment Agreement (this <Assignment=), dated as of October 13, 2022 (the <Effective Date=), is made by BCP Media, Inc., a Florida corporation (<Assignor=) in favor of Onfolio Assets LLC, a Delaware limited liability company (<Assignee=).

WHEREAS, Assignee is the purchaser of all of the Assets (as defined in the Purchase Agreement) pursuant to that certain Asset Purchase Agreement dated as of even date herewith by and between Assignor and Assignee (the <Purchase Agreement=);

WHEREAS, pursuant to the Purchase Agreement, Assignor has conveyed, transferred and assigned to Assignee, among other assets, certain intellectual property of Assignor; and

WHEREAS, Assignor owns all of the rights, title and interest in and to the Domain Names (as defined herein), and, pursuant to the Purchase Agreement, has agreed to execute and deliver this Assignment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

7. Assignment. Assignor hereby irrevocably conveys, transfers and assigns to Assignee, and Assignee hereby accepts from Assignor and Assignor, all of Assignor’s and Assignor’s right, title and interest in and to the following:

a. all those Domain Names set forth on Schedule 1, attached hereto (collectively, the <Domain Names=), together with all (i) rights to collect royalties and proceeds in connection therewith, (ii) all rights to sue and recover for past, present, and future infringements, misappropriations or other violations of such Domain Names against any Persons (regardless of whether or not such claims and causes of action have been asserted by the Assignor), and (iii) rights to protection of interests in the foregoing under the Laws of all jurisdictions, including all registrations, renewals, extensions, combinations and applications for any of the rights referred to above in this Section 1. The Assignor shall effectuate the foregoing assignment in its reasonable discretion, including completing a transfer of registrant or registrant name change process with the applicable registrar.

8. Terms of the Purchase Agreement. The parties hereto acknowledge and agree that this Assignment is entered into pursuant to the Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Assignor and Assignee with respect to the Domain Names. The representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Assignment, the terms of the Purchase Agreement shall govern and control.

9. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

10. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.   Governing Law. This Assignment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, without giving effect to any choice or conflict of law provision or rule.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Assignment as of the Effective Date.

ASSIGNOR:

BCP Media, Inc.

By:
Name:	Caitlin Pyle
Title:

ASSIGNEE:

Onfolio Assets LLC

By:
Name:	Dominic Wells
Title:	CEO

SCHEDULE 1

Domain Names

Domain	Registrar	Expiry Date
PROOFREADANYWHERE.COM	GODADDY.COM, LLC	November 1, 2025
WORKATHOMESCHOOL.COM	NAMECHEAP INC	March 30, 2026
WORKYOURWAY2020.COM	ENOM, INC.	September 21, 2023

RIGHTS OF PUBLICITY LICENSE AGREEMENT

This Right of Publicity License Agreement (<Agreement=) is made and entered into as of the date last signed below (<Effective Date=), by and between CAITLIN PYLE, an individual resident of the State of Florida (<Licensor=) and BCP MEDIA, INC., a Florida corporation (<Licensee=). Licensor and Licensee are each a <Party= and together are the <Parties.= Initially capitalized terms each have the respective meaning defined herein.

R E C I T A L S

A.	Licensor, as the founder of Licensee, developed a reputation for the business of providing content, courses, trainings, and other learning materials, and other activities related thereto, in the fields of remote work and proofreading, with the goal of helping self-starters find true career and lifestyle freedom built through skill and high value-based services (collectively, the <Business=). As a result of her activities related to the Business, Licensor has become well known in this field.

B.	Licensee was formed for the purpose of operating the Business. Licensor is Chairman and Secretary of Licensee.

C.	Licensee wishes to use Licensor’s Rights of Publicity in advertising, marketing, promoting and rendering services associated with the Business.

D.	Licensor and Licensee desire to set forth the terms and conditions of use of, Licensor’s Rights of Publicity to ensure that Licensee may successfully use such rights in association with, and to advertise and promote, the Business.

Based upon the terms and conditions set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Grant of Rights.

1.1.	Use in Association with the Business. Licensor hereby grants to Licensee the exclusive, royalty-free, worldwide right to use Licensor’s name, photograph, likeness, image, voice, signature, distinctive mannerisms, unique characteristics, persona rights, and other personal elements that make up her image (<Rights of Publicity=) solely in connection with the Business as existing as of the Effective Date, in any medium now known or hereinafter devised or created. For purposes of clarification and without limitation to any other rights granted hereunder, the foregoing license includes the right to use the Rights of Publicity in connection with advertising, promotion, marketing, rendering, and public relations of the Business. The Parties understand and agree that Licensor retains all Rights of Publicity outside of the Business.

1.2.	Use in Media. Licensor grants to Licensee the royalty-free right, but not the obligation, to use photographs, renderings, drawings, films, recordings, and video footage of, and references to, Licensor in connection with the Business, in all Materials, throughout the world and in all media and mediums now known or hereinafter devised or created. Licensee may request cooperation from Licensor in connection with producing appropriate photographs, renderings, drawings, films, recordings, and video footage of Licensor for use by Licensee in accordance with this Agreement, provided, however, such cooperation shall be pursuant to the terms of a written agreement between the Parties.

1.3.	Right to Sublicense. Licensor hereby grants to Licensee the right to sublicense the Rights of Publicity granted by Licensor herein to Licensee’s affiliates and to any distributors, resellers, business partners or other third parties that are working with Licensee in connection with the development, manufacture, marketing, sale or distribution of products or services relating to the Business; provided, that such sublicensees agree to comply with the terms of this Agreement.

1.4.	Trademarks. In connection with the Rights of Publicity granted herein, Licensor hereby consents to Licensee’s registration of Licensor’s personal name CAITLIN PYLE, as a trademark for goods or services related to the Business. Licensor agrees to execute any written consents or other documents reasonably requested by Licensee in order to prosecute, maintain, or enforce any trademark applications or registrations filed or obtained by Licensee in connection with the exercise of the rights granted under this Section. Any such registration shall be limited to Licensor’s name CAITLIN PYLE and limited to U.S. Classes 100, 101 and 107 and International Class 041, solely in connection with providing on-line training courses, seminars, workshops in the field of proofreading, copyediting and/or editing. Notwithstanding the foregoing, Licensee agrees that Licensor can use and register Licensor’s personal name CAITLIN PYLE without restriction and shall not object to, contest or otherwise oppose Licensor registering a trademark or service mark anywhere in the world using Licensor’s personal name(s) in connection with a niche other than proofreading courses, such as selling wellness retreats or wellness courses, by way of example. Licensee agrees to execute any written consents or other documents reasonably requested by Licensor in order to prosecute, maintain, or enforce any trademark applications or registrations filed or obtained by Licensor in connection with the exercise of the rights granted under this Section.

2.

Term; Termination. The term of this Agreement shall commence on the Effective Date and continue until the third anniversary of that certain Asset Purchase Agreement dated October 13, 2022, by and between Licensee and Onfolio Assets LLC (<Purchase Agreement=, unless earlier terminated pursuant to this Agreement (the <Term=).

2.1.	Licensor may terminate this Agreement by written notice to Licensee if Licensor is not then in breach of any terms of this Agreement and Licensee is in default of any of its obligations under this Agreement and such breach is not cured within thirty (30) days of Licensee’s receipt of written notice of such breach from Licensor, or within such time as may be necessary if such breach is not, by its nature, capable of being cured within such period, provided Licensee diligently pursues such cure.

2.2.	Licensee may terminate this Agreement at any time by providing Licensor written notice of its decision to cease and not to recommence use of the Rights of Publicity.

2.3.	Licensee shall have the perpetual right and license to use any and all Materials created prior to the date of termination. This right shall survive termination of this Agreement.

2.4.	Upon termination of this Agreement pursuant to Sections 2.1 or 2.2, any and all use by Licensee of Licensor’s Right of Publicity or any Materials shall immediately cease. Furthermore, upon the request of Licensor and at Licensor’s expense, any trademark applications or registrations filed pursuant to Section 1.4 shall be assigned to Licensor, withdrawn and/or expressly abandoned by Licensee.

3.	Approval of Materials.

	3.1.	For purposes of this Agreement, <Materials= shall mean all advertising, marketing, promotional, educational, and/or commercial content, in printed, electronic, video, audio, and/or multimedia format, in any medium now know or hereinafter developed, that incorporates the Rights of Publicity.

	3.2.	While Licensor is employed by, or a shareholder of, Licensee: Licensee shall provide to Licensor all Materials prior to publication and shall permit a reasonable period of time to allow Licensor to approve such Materials prior to publication, such period of time not less than fourteen (14) days from the date of receipt of such request for approval. The Parties shall negotiate in good faith to resolve any objections that may be raised by Licensor.

	3.3.	If Licensor is not employed by, nor a shareholder of, Licensee: Licensee shall submit for approval by Licensor all Materials prior to publication if such Materials are materially different than previously published Materials. Licensee shall provide Licensor with written notice that it expects to publish Materials that are materially different than previously published Materials. Licensor shall have fourteen (14) days from the date of receipt of notification to respond in writing with approval of such Materials. Licensor’s failure to respond within fourteen days shall be deemed approval of such Materials.

	3.4.	In all cases, Licensor’s approval shall not be unreasonably withheld, conditioned, or delayed. For avoidance of doubt, it shall be unreasonable for Licensor to withhold such approval if the proposed usage is consistent in nature and form with Materials previously published by Licensor and/or Licensee. All objections by Licensor shall specifically state the basis of the objection and shall be delivered to the CEO of Licensee. Licensee shall have thirty (30) days following receipt of the objections to respond. Thereafter, Licensor and Licensee shall meet, either personally or through representatives, in an effort to resolve the issues. If the issues cannot be resolved, they shall be submitted to binding arbitration pursuant to Section 4.

4.	Arbitration.

4.1.

Arbitration of Disputes. All unresolved disputes, controversies, or claims arising out of or relating to this Agreement, or the breach, termination, or validity thereof (<Disputes=) shall be submitted to arbitration before a panel, composed of no less than three neutral and impartial individuals having no affiliation or association with Licensor or Licensee. One arbitrator shall be selected by Licensor and one arbitrator shall be selected by Licensee within thirty (30) days of receipt by respondent of the demand for arbitration and the two selected arbitrators shall select a third arbitrator within twenty (20) days of the appointment of the second arbitrator. The arbitration shall be held in Winter Park, Florida.

	4.2.	Arbitration Procedure. The three arbitrators shall review the Dispute, receive evidence, and issue a written decision and award indicating specifically what measures, if any, must be taken to comply with the arbitration panel’s decision. In rendering an award, the arbitrators shall follow the law of the State of Florida and the provisions of this Agreement. The arbitrators may award injunctive relief, specific performance, and actual, direct damages with respect to the subject matter underlying the Dispute. The arbitrators may not award punitive, exemplary, consequential, or treble damages. The parties agree that the arbitration panel shall have authority to hire an individual, or expert, to monitor compliance with the arbitration panel’s directives to ensure that any required changes are implemented in accordance with the timetable set forth in the arbitration panel’s decision. The award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based. The arbitration panel shall have the authority to award reasonable attorneys’ fees and costs to the prevailing party.

	4.3.	Governing Rules. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (<AAA=). The parties shall not be obligated to choose an arbitrator from an AAA panel unless the two arbitrators selected pursuant to Section 5.1 have not selected the third arbitrator within twenty (20) days of the appointment of the second arbitrator, in which case such third arbitrator shall be appointed in accordance with the listing, ranking, and striking provisions of the Rules.

	4.4.	Enforcement. The arbitration panel’s decision shall be conclusive and binding in all instances and shall not be subject to appeal or judicial review, and may be entered and enforced by any court of competent jurisdiction.

5.	Related Rights.

	5.1.	Expansion of the Rights of Publicity Into Other Business Areas. In the event that Licensee wishes to use the Rights of Publicity other than in connection with the Business, Licensee may propose the terms of such license to Licensor who will engage in good faith negotiations with Licensee to enter a separate licensing agreement covering such proposed use.

	5.2.	Use of Rights Exception. The Rights of Publicity are Licensor’s personal rights, and Licensor may use those rights other than in connection with the Business.

6.

Notices: Any notice to be given pursuant to this Agreement by either party to the other may be effected by (a) email, and (b) personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested, or by facsimile. Notice under subsection 6(b) shall be sent concurrently with any email notice. Notices shall be addressed to the parties at the address specified below, but each party may change its address by written notice in accordance with this Section.

To Licensor: Caitlin Pyle 1810 Barker Drive Winter Park, Florida 32789

To Licensee:

BCP Media, Inc.

1810 Barker Drive

Winter Park, Florida 32789

With a copy to:

Michael A. Okaty

Foley & Lardner LLP

111 North Orange Avenue, Suite 1800

Orlando, Florida 32801-2386

mokaty@foley.com

7.	Miscellaneous.

	7.1.	Choice of Law. This Agreement shall be deemed to be made and shall be construed in accordance with the laws of the State of Florida, without reference to its conflict of laws provisions.

	7.2.	Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

	7.3.	Severability. If any portion of this Agreement is in conflict with any applicable federal or state law now in force or hereafter enacted, such provision shall become inoperative, but all other provisions of this Agreement shall remain in full force and effect.

	7.4.	Assignment. Licensee may assign or otherwise transfer this Agreement to the successor of all or a substantial portion of the business of Licensee relating to this Agreement, and Licensor may assign or otherwise transfer this Agreement only to her heir(s) or other person or entity that succeeds to the Right of Publicity, which successor(s) in either such case shall thereafter be deemed substituted for Licensee or Licensor, respectively, hereunder effective upon such assignment.

	7.5.	Construction. For purposes of construction of this Agreement, the language herein shall be deemed to be the language of all Parties, and no Party shall be deemed to be the drafting Party.

	7.6.	Written Amendments. This Agreement may be amended only by written agreement, executed by both Parties.

	7.7.	Entire Agreement. This Agreement constitutes the entire understanding between the Parties related to the Rights of Publicity of Licensor, and supersedes and replaces any and all prior written and oral agreements. There are no other terms and conditions except those set forth herein.

IN WITNESS WHEREOF, the parties have caused this Right of Publicity License Agreement to be duly executed as of the Effective Date.

LICENSOR, CAITLIN PYLE		LICENSEE, BCP MEDIA, INC.

By:		By:
	Caitlin Pyle	Name:	Caitlin Pyle
Date:	10/13/2022	Title:	Executive Chairman and Secretary
		Date:	10/13/2022

ESCROW AGREEMENT

This Escrow Agreement (<Agreement=), entered into by and among Karp & Langerman, P.C. having a primary email address of nlangerman@karp-langerman.com, (<Escrow Agent=), BCP MEDIA, INC. having a primary email address of cody@bcpmediainc.com (the <Seller=), and ONFOLIO ASSETS LLC having a primary email address of dom@onfolio.com (<Buyer=), is executed this October 13, 2022 and sets forth the terms under which Escrow Agent shall hold funds in the amount of Two Million One Hundred Thousand US Dollars ($2,100,000.00) (the <Funds=) deposited with Escrow Agent by Buyer pursuant to that certain Asset Purchase Agreement by and between Buyer and Seller dated October 13, 2022 (the <Purchase Agreement=). Seller and Buyer may be referred to individually herein as a <Party= and collectively as the <Parties=.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

1. Funds Held in Trust.The Funds (to the extent deposited with Escrow Agent), and any other funds deposited with the Escrow Agent (collectively, the <Escrowed Monies=), will be held in trust for both the Buyer and Seller, and will only be distributed to one or the other of the Parties in accordance with joint written instructions executed by both Parties (<Mutual Escrow Instructions=) or a final non- appealable order of a court of competent jurisdiction directing delivery of the Escrowed Monies. The Escrowed Monies shall be held in a non-interest bearing trust account, and the Escrow Agent shall have no obligation to put the Escrowed Monies to productive use. The Escrowed Monies may be held in an account together with other funds held in trust by Escrow Agent. Regarding Mutual Escrow Instructions, Escrow Agent shall have (i) no obligation to verify whether a signature contained therein is or is not genuine and whether a signatory to such instrument is authorized to act on behalf of a Party that is not an individual, and (ii) no liability for acting in accordance with such instructions provided to it hereunder and believed by it to have been properly signed.

2. Escrow Fee.The fee for services of Escrow Agent hereunder shall be $2,000.00 (the <Escrow Fee=) and shall be paid equally by the Seller and Buyer from the Escrowed Monies. In addition, Buyer and Seller shall be responsible for their respective wire fees and any other costs incurred hereunder, which shall be deducted from the Escrowed Monies. All fees are nonrefundable and due and payable to the Escrow Agent from the Escrowed Monies when funds are received from either of the Parties, regardless of whether escrow is closed.

3. Escrow Agent is Law Firm.The Escrow Agent is a law firm with attorneys licensed to practice law in various states. Buyer and Seller acknowledge and confirm that Escrow Agent has not provided legal services to them and that are entitled to have this Agreement reviewed by their own counsel.

4. Indemnification.In consideration for providing escrow services, Buyer and Seller agree to indemnify and hold harmless Escrow Agent from and against any and all claims, losses, fees, penalties and costs, including attorney’s fees and court costs, incurred by Escrow Agent in connection with this Agreement and/or its provision of escrow services hereunder, except to the extent the same is caused by Escrow Agent’s gross negligence or willful misconduct. This clause shall survive termination of this Escrow Agreement.

5. No Warranty.Escrow Agent will use reasonable efforts to promptly confirm receipt of Escrowed Monies and to transfer Escrowed Monies via wire transfer as soon as possible after receipt of Mutual Escrow Instructions. Notwithstanding the foregoing, Escrow Agent shall not be liable to Buyer or Seller for any delay, loss of revenue, currency diminution, or interest for the funds held in escrow, even if a delay arises in the transfer of funds. Buyer’s and Seller’s only remedy against Escrow Agent for any claim or loss shall be termination of this Escrow Agreement, as set out below.

6. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit hereto and their respective heirs, if any, successors, and assigns.

7. Governing Law.All matters arising out of this Agreement and any related Mutual Escrow Instructions shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). The Parties submit to the nonexclusive jurisdiction of the courts of New Castle County, DE for purposes of all legal proceedings arising out of this Agreement.

8. Notices.All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been given on the date sent by email to a party at the email address set forth above in the preamble in connection with their name.

9. Termination.This Escrow Agreement may be terminated by the Buyer and Seller if both Buyer and Seller deliver to the Escrow Agent a notice of termination executed by both Parties and Mutual Escrow Instructions for the transfer of any remaining Escrowed Monies. Escrow Agent shall have five (5) business days from notice of termination to transfer such remaining Escrowed Monies. This Escrow Agreement may be canceled by Escrow Agent on five (5) business days’ written notice to Buyer and Seller, and at such time Buyer and Seller shall provide Mutual Escrow Instructions for the transfer of the remaining Escrowed Monies. If such Mutual Escrow Instructions are not provided, Escrow Agent may interplead the funds into a court of competent jurisdiction. Distribution of all Escrowed Monies from escrow in accordance with this Agreement shall terminate this Agreement.

10. Counterparts.This Escrow Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

SELLER:

BUYER:

ESCROW AGENT:

Karp & Langerman, P.C.

By:
Noel T. Langerman, Secretary

Escrow Agent Wire Instructions:

Bank Name:	People’s Bank, 190 Broad Street, Milford, CT 06460
ABA Number:	221172186
Credit Account Name:	Karp & Langerman, P.C. Trustee Account
Credit Account Number:	047 7013388

MUTUAL ESCROW INSTRUCTIONS

These Mutual Escrow Instructions are provided pursuant to that certain Escrow Agreement entered into by Karp & Langerman, P.C. (“Escrow Agent”), ONFOLIO ASSETS LLC (“Buyer”) and BCP MEDIA, INC. (“Seller”) dated October ____, 2022. Capitalized terms not defined herein shall have the meaning ascribed to them in the Escrow Agreement.

Buyer and Seller hereby direct Escrow Agent to distribute the Escrowed Monies in accordance with the attached instructions/flow of funds. To the extent that a Party is to be distributed Escrowed Monies, Escrowed Agent is authorized to distribute such monies via wire to the account that such Party provided/provides separate written, signed account details for.

SELLER:

BUYER:

Proofread Anywhere Asset Sale - Flow of Funds

Buyer	ONFOLIO, LLC
Seller	BCP MEDIA, INC.
Escrow Agent	KARP & LANGERMAN P.C.

Total Consideration	$4,544,000.00
Buyer Share of Audit Fee	$45,000.00

Purchase Price	$4,499,000.00
Closing Cash	$2,100,000.00
Buyer Share of Escrow Fee	$1,000.00
Buyer Outstanding K&L Fee	$4,500.00
Escrow Agent Bank Incoming Wire Fee	$15.00
Total to be wired by Buyer into Escrow	$2,105,515.00
Net Amount in Escrow	$2,100,000.00

FE International - Broker Fee	$264,500.00
Seller Share of Escrow Fee	$1,000.00
Net Amount for Disbursement to Seller at Closing	$1,834,500.00

Net Amount for Disbursement to FE International at Closing	$264,500.00

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

BCP MEDIA, INC.

October 13, 2022

The undersigned constituting all of the directors (the <Directors=) comprising the Board of Directors of BCP MEDIA, INC., a Florida corporation (the <Corporation=), hereby adopt the following resolutions (the <Resolutions=) by unanimous written consent in lieu of a meeting pursuant to Section 607.0821 of the Florida Business Corporation Act, which resolutions shall have the same force and effect as if adopted at a meeting duly called and held:

WHEREAS, the Corporation desires to enter into that certain Asset Sale and Purchase Agreement (the <Purchase Agreement=), by and among the Corporation, Caitlin Pyle and Cody Lister, Onfolio Assets LLC (<Purchaser=), and Onfolio Holdings, Inc., a copy of which has been previously delivered to the Directors;

WHEREAS, pursuant to the Purchase Agreement the Corporation is selling to Purchaser all right, title and interest of the Corporation in and to the Business (as defined in the Purchase Agreement) of the Corporation (the <Transaction=) in exchange for the Cash Consideration, the Note, and the Warrant (each as defined in the Purchase Agreement);

WHEREAS, the Directors deem it advisable and in the best interest of the Corporation and its shareholders to execute and deliver the Purchase Agreement and all other agreements and documents to be executed and delivered by the Corporation in connection with the Purchase Agreement, including, but not limited to, bills of sale, assignments, certificates, security agreements, warrants, and escrow agreements, which have been previously provided to the Directors (collectively, the <Transaction Documents=) and to perform its obligations thereunder;

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Purchase Agreement, including all exhibits and schedules attached thereto, and the Transaction Documents be, and hereby are, determined to be fair, advisable and in the best interest of the Corporation and its shareholders; and that the Purchase Agreement and each of the Transaction Documents be, and hereby are, adopted and approved; and be it

FURTHER RESOLVED, that the Directors do hereby recommend that the shareholders of the Corporation approve the Transaction, the Purchase Agreement and the Transaction Documents; and be it

FURTHER RESOLVED, that the Corporation, acting through its Authorized Officers (as defined below), is hereby authorized to execute and deliver the Purchase Agreement and the Transaction Documents; and be it

FURTHER RESOLVED, that CODY LISTER (the <Authorized Officer=) is hereby authorized, in his capacity as an executive officer of the Corporation, for and on behalf of the Corporation to negotiate, execute and deliver for and on behalf of the Corporation any and all documents in connection with the Transaction, including the Purchase Agreement and the Transaction Documents, and the performance of the Corporation’s obligations under the Purchase Agreement or the Transaction Documents, in such form, containing such terms, and with such changes therein, additions thereto and deletions therefrom as such Authorized Officer may in his sole and absolute discretion approve, such approval to be conclusively evidenced by his execution and delivery of any such agreement, instrument or document with such changes therein; and be it

FURTHER RESOLVED, that the Authorized Officer is hereby authorized in the name of and on behalf of the Corporation to take such further action and to do all things that may be necessary in connection with the Transaction, the Purchase Agreement and the Transaction Documents; and be it

FURTHER RESOLVED, that the execution by the Authorized Officer of any document authorized by the foregoing Resolutions with respect to the Transaction, the Purchase Agreement, the Transaction Documents or any document executed in the accomplishment of any action or actions so authorized with respect to the Transaction, is (or shall become upon delivery) the enforceable and binding act and obligation of the Corporation, without the necessity of the signature or attestation of any other officer of the Corporation or the affixing of the Corporation’s seal; and be it

FURTHER RESOLVED, that the appropriate officers and employees of the Corporation be, and they hereby are, authorized and directed to take such further actions as may be necessary or desirable in order to effectuate the foregoing resolutions; and be it

FURTHER RESOLVED, that all acts, transactions, or agreements undertaken prior to the adoption of these Resolutions by any of the directors, officers, shareholders or representatives of the Corporation in its name in connection with the foregoing matters are hereby ratified, confirmed and adopted by the Corporation; and be it

FURTHER RESOLVED, that the execution of this unanimous written consent by any Director shall not constitute a waiver by any such Director to exercise any right, power or remedy or to demand compliance under any agreement between any such Director and the Corporation; and be it

FURTHER RESOLVED, this unanimous written consent may be executed in original or electronically-delivered counterparts (.PDF format included), each of which shall be deemed to be an original, but all of which shall constitute one and the same written consent. The exchange of copies of this written consent and of signature pages by electronic transmission (.PDF format included) shall constitute effective execution and delivery of this written consent as to directors and may be used in lieu of the original written consent for all purposes. Signatures of the directors transmitted electronically shall be deemed to be their original signatures for all purposes.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned constituting all of the Directors of the Corporation have executed and delivered this Unanimous Written Consent effective as of the date first written above.

DIRECTORS:

CAITLIN PYLE

CODY LISTER

UNANIMOUS WRITTEN CONSENT OF

THE SHAREHOLDERS OF

BCP MEDIA, INC.

October 13, 2022

The undersigned constituting all of the shareholders (the <Shareholders=) of BCP MEDIA, INC.,       a Florida corporation (the <Corporation=), hereby adopt the following resolutions (the <Resolutions=) by unanimous written consent in lieu of a meeting pursuant to Section 607.0704 of the Florida Business Corporation Act, which resolutions shall have the same force and effect as if adopted at a meeting duly called and held:

WHEREAS, the Corporation desires to enter into that certain Asset Sale and Purchase Agreement (the <Purchase Agreement=), by and among the Corporation, Caitlin Pyle and Cody Lister, Onfolio Assets LLC (<Purchaser=), and Onfolio Holdings, Inc., a copy of which has been previously delivered to the Shareholders;

WHEREAS, pursuant to the Purchase Agreement the Corporation is selling to Purchaser all right, title and interest of the Corporation in and to the Business (as defined in the Purchase Agreement) of the Corporation (the <Transaction=) in exchange for the Cash Consideration, the Note, and the Warrant (each as defined in the Purchase Agreement);

WHEREAS, the Shareholders deem it advisable and in the best interest of the Corporation to execute and deliver the Purchase Agreement and all other agreements and documents to be executed and delivered by the Corporation in connection with the Purchase Agreement, including, but not limited to, bills of sale, assignments, certificates, security agreements, warrants, and escrow agreements, which have been previously provided to the Shareholders (collectively, the <Transaction Documents=) and to perform its obligations thereunder;

WHEREAS, the Board of Directors of the Corporation have approved of the Transaction and the execution of the Purchase Agreement and Transaction Documents in that certain Unanimous Written Consent of the Directors of BCP Media, Inc., dated of even date herewith;

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Purchase Agreement, including all exhibits and schedules attached thereto, and the Transaction Documents be, and hereby are, determined to be fair, advisable and in the best interest of the Corporation; and that the Purchase Agreement and each of the Transaction Documents be, and hereby are, adopted and approved; and be it

FURTHER RESOLVED, that the Corporation, acting through its Authorized Officers (as defined below), is hereby authorized to execute and deliver the Purchase Agreement and the Transaction Documents; and be it

FURTHER RESOLVED, that CODY LISTER (the <Authorized Officer=) is hereby authorized, in his capacity as an executive officer of the Corporation, for and on behalf of the Corporation to negotiate, execute and deliver for and on behalf of the Corporation any and all documents in connection with the Transaction, including the Purchase Agreement and the Transaction Documents, and the performance of the Corporation’s obligations under the Purchase Agreement or the Transaction Documents, in such form, containing such terms, and with such changes therein, additions thereto and deletions therefrom as such Authorized Officer may in his sole and absolute discretion approve, such approval to be conclusively evidenced by his execution and delivery of any such agreement, instrument or document with such changes therein; and be it

FURTHER RESOLVED, that each of the undersigned Shareholders will execute and deliver any Transaction Document required to be signed by them; and be it

FURTHER RESOLVED, that the Authorized Officer is hereby authorized in the name of and on behalf of the Corporation to take such further action and to do all things that may be necessary in connection with the Transaction, the Purchase Agreement and the Transaction Documents; and be it

FURTHER RESOLVED, that the execution by the Authorized Officer, or a Shareholder, as the case may be, of any document authorized by the foregoing Resolutions with respect to the Transaction, the Purchase Agreement, the Transaction Documents, or any document executed in the accomplishment of any action or actions so authorized with respect to the Transaction, is (or shall become upon delivery) the enforceable and binding act and obligation of the Corporation, without the necessity of the signature or attestation of any other officer of the Corporation or the affixing of the Corporation’s seal; and be it

FURTHER RESOLVED, that all acts, transactions, or agreements undertaken prior to the adoption of these Resolutions by any of the directors, officers, shareholders or representatives of the Corporation in its name in connection with the foregoing matters are hereby ratified, confirmed and adopted by the Shareholders; and be it

FURTHER RESOLVED, that the execution of this unanimous written consent by any Shareholder shall not constitute a waiver by any such Shareholder to exercise any right, power or remedy or to demand compliance under any agreement between any such Shareholder and the Corporation; and be it

FURTHER RESOLVED, this unanimous written consent may be executed in original or electronically-delivered counterparts (.PDF format included), each of which shall be deemed to be an original, but all of which shall constitute one and the same written consent. The exchange of copies of this written consent and of signature pages by electronic transmission (.PDF format included) shall constitute effective execution and delivery of this written consent as to the shareholders and may be used in lieu of the original written consent for all purposes. Signatures of the shareholders transmitted electronically shall be deemed to be their original signatures for all purposes.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned constituting all of the Shareholders of the Corporation have executed and delivered this Unanimous Written Consent effective as of the date first written above.

SHAREHOLDERS:

CAITLIN PYLE

CODY LISTER

Warrant No.

Warrant to Purchase 20,000 shares of Common Stock at $4.75 per share

October 13, 2022

NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”).

Onfolio Holdings Inc., a Delaware corporation (the <Company=), hereby certifies that BCP MEDIA, Inc., a Florida corporation and its successors and assigns (collectively, the <Holder=), who is contemporaneously entering into an Asset Sale and Purchase Agreement (<Purchase Agreement=) with the Company and ONFOLIO ASSETS LLC, a Delaware limited liability company, for value received, is entitled to purchase from the Company at any time during the Exercise Period described in Section 2, up to 20,000 shares of the Company’s common stock, par value $.001 per share (the <Common Stock=), at the exercise price of $4.75 per share (the <Exercise Price=).

The shares of Common Stock issued upon some or all of this Warrant (<Warrant=) will be uncertificated and issued in book entry form and shall bear an appropriate restrictive notation, as set forth below, except that any such shares shall not bear such restrictive notation if (i) such shares are transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the <Securities Act=) or in compliance with Rule 144 or Rule 144A promulgated under the Securities Act, or (ii) the Company is provided with an opinion of counsel to the effect that such notation is not required in order to establish compliance with the provisions of the Securities Act:

THE SHARES REPRESENTED BY THIS ACCOUNT STATEMENT ARE SUBJECT TO EITHER AN ISSUER RESTRICTION OR A REGULATORY RESTRICTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND CANNOT BE TRANSFERRED WITHOUT THE APPROVAL OF THE ISSUER OR LEGAL COUNSEL TO THE ISSUER.

1. Exercise of Warrants.

(a) Upon presentation and surrender at the principal executive office of the Company of this Warrant during the Exercise Period described in Section 2, along with the attached Election to Purchase form duly executed, together with a check to the Company in the amount of the Exercise Price multiplied by the number of shares of Common Stock being purchased, the Company will cause its Transfer Agent to issue and deliver to the holder hereof, uncertificated shares of Common Stock in book entry form which in the aggregate represent the number of shares of Common Stock being purchased. This Warrant may be partially exercised and, in the case of such partial exercise, the Company, upon surrender hereof, will deliver to the Holder a new Warrant representing the number of shares which have not been exercised.

2. Exercise Period.

(a) The right to acquire shares of Common Stock of the Company pursuant to this Warrant shall occur pursuant to the following vesting schedule: all 20,000 shares vest immediately. The right to acquire shares of Common Stock of the Company pursuant to this Warrant shall expire twenty-four (24) months from the date hereof (the <Expiration Date=). After the Expiration Date, the Holder shall have no right to purchase any shares of Common Stock pursuant to this Warrant.

(b) The rights represented by this Warrant may be exercised by the Holder, in whole or in part (with respect to shares of Common Stock), subject to the conditions contained herein and at any time within the period specified in Section 2(a) by: (i) surrender of this Warrant for calculation (with the Election to Purchase form at the end hereof properly executed) at the principal executive office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price for the number of shares of Common Stock specified in the Election to Purchase form, together with the amount of applicable stock transfer taxes, if any; and/or (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the Election to Purchase form to the effect that such person(s) agree(s) to be bound by all of the terms and conditions of this Warrant. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date on which all of the applicable provisions of this Section 2(b) are reasonably satisfied, and the person(s) designated in the Election to Purchase form shall become the holder(s) of record of the shares of Common Stock issuable upon such exercise at that time and date.

3. Rights and Obligations of Holders of this Warrant: Anti-Dilution.

(a) The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any book entry account statement representing the uncertificated shares of Common Stock or other securities is issued to the Holder hereof upon exercise of some or all of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which all of the applicable provisions of Section 2(b) have been met, irrespective of the date contained in the book entry account statement.

(b) In case the Company shall (i) pay a dividend on its Common Stock or make a distribution in its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with any consolidation or merger), then the Exercise Price on the record date of such division or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(c) In the case of any consolidation or merger of the Company with or into another corporation (other than any consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock) or the conversion of such outstanding shares of Common Stock into shares or other stock or other securities or property, or the liquidation, sale or transfer of the property of the Company as an entity or substantially as an entirety and for other unusual events, there shall be deliverable upon exercise of the Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such action if this Warrant had been exercised immediately prior to such action.

(d) Either the Company or the Holder(s) may require that the Company assign the obligations of the Company described in this Warrant to any successor of the Company if the Company is not the surviving entity of a merger or consolidation. The Company must give the Holder(s) hereof five (5) business days notice of the terms of any such consolidation or merger and the terms thereof.

4. Covenants of the Company.

(a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant will, upon delivery, be duly and validly authorized and issued, fully-paid and non- assessable.

(b) The Company covenants and agrees that it will at all times prior to expiration of this Warrant reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding convertible securities, options, warrants and rights, including this Warrant.

5. Issuance of Shares. As soon as possible after any full or partial exercise of this Warrant, but in any event no more than ten (10) business days, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant, uncertificated shares of Common Stock in book entry form for the number of fully paid and non-assessable shares of Common Stock to which that Holder shall be entitled on such exercise. No fractional shares will be issued on exercise of this Warrant. If, on any exercise of this Warrant, a fractional share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. All book entry account statements representing such uncertificated shares shall bear an appropriate restrictive notation to the effect that the shares of Common Stock represented by such book entry account statement have not been registered under the Securities Act, and the shares of Common Stock may not be sold or transferred in the absence of such registration or an exemption therefrom, such notation to be substantially in the form of the bold face language appearing on Page 1 of this Warrant.

6. Successors and Assigns: Transfer.

(a) This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b) This Warrant may be transferred at any time by: (i) surrender of this Warrant for cancellation (with the Transfer form at the end hereof properly executed) at the office or agency of the Company referred to in Section 1; and (ii) delivery of an opinion of counsel stating that the proposed transfer may be made without registration or qualification under applicable Federal or state securities laws. Notwithstanding the foregoing, this Warrant may only be transferred to members, managers, officers, directors, employees, consultants or heirs of the initial Holder hereof. This Warrant shall be deemed to have been transferred, in whole or in part to the extent specified, immediately prior to the close of business on the date the provisions of this Section 6 are satisfied, and the transferee(s) designated in the Transfer form shall become the holder(s) of record at that time and date. The Company shall issue, in the name(s) of the designated transferee(s) (including the Holder if this Warrant has been transferred in part) a new Warrant or Warrants of like tenor and representing, in the aggregate, rights to purchase the same number of shares of Common Stock as are then purchasable under this Warrant. Such new Warrant or Warrants shall be delivered to the record holder(s) thereof within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so transferred. As used herein (unless the context otherwise requires), the term “Holder” shall include each such transferee, and the term “Warrant” shall include each such transferred Warrant.

7. Disposition of Warrants or Shares. The Holder of this Warrant, each transferee hereof and any holder and transferee of any shares of Common Stock, by his or its acceptance thereof, agrees that no public distribution of Warrants or Common Stock will be made in violation of the provisions of the Securities Act.

8. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested or national overnight courier service) personally delivered or sent by email and confirmed and shall be deemed given when so delivered or emailed and confirmed or if mailed, five (5) days after such mailing:

If to the Company:

Onfolio Holdings Inc.

1007 North Orange Street, 4th Floor

Wilmington, Delaware 19801

Email: dom@onfolio.com

Attention: Dominic Wells

If to the Holder, at the Holder’s address (physical or email) contained in the Holder’s executed Purchase Agreement.

9. Governing Law. This Warrant and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without reference to such State’s laws regarding the conflict of laws.

10. Amendment or Waiver. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and any Holder; provided, however, that such amendment, waiver or modification applies by its terms to that particular Holder, only; and provided further, that a Holder may waive any of its rights or the Company’s obligations to such Holder without obtaining the consent of any other Holder.

11. Headings. The headings of various sections of this Warrant have been inserted for reference only and shall not be a part of this Warrant.

12. Venue. Any litigation arising under this Warrant shall be instituted exclusively in New Castle County, Delaware, the place where this Warrant was executed. All parties agree that venue shall be proper in that county for all such legal or equitable proceedings.

13. Attorney’s Fees. The prevailing party in any litigation, arbitration or mediation relating to this Warrant shall be entitled to recover its reasonable attorney’s fees from the other party for all matters, including but not limited to appeals.

The Company has caused this Warrant to be duly executed, by its duly authorized officers under its corporate seal as of the date set forth below.

Dated: October 13, 2022

ONFOLIO HOLDINGS INC.

By:
Dominic Wells, CEO

ELECTION TO PURCHASE

To be Executed by the Holder

 in Order to Exercise the Warrant

The undersigned Holder of the foregoing Warrant hereby irrevocably elects to exercise the purchase rights represented by such Warrant, and to purchase thereunder, to the extent of                                                     shares of Common Stock, $.001 par value (“Common Stock”). The undersigned requests that the uncertificated shares of such Common Stock be issued in the name(s) of, the person(s) whose name(s) and address(es) are set forth below:

(Please type or print name and address)

(Social Security or tax identification number)

on the date of execution of this Agreement (by both parties) and delivered to:

(Please type or print name and address)

and, if such number of shares of Common Stock shall not be all the Common Stock evidenced by this Warrant, that a new Warrant of like tenor for the balance of the shares of Common Stock subject to the Warrant be registered in the name of, and delivered to, the Holder at the address stated below.

In full payment of the purchase price with respect to the portion of the Warrant exercised and transfer taxes, if any, the undersigned hereby tenders payment of $                                                                                  by check or money order payable in United States currency to the order of Onfolio Holdings Inc., or its successor.

Dated:

(Address)

Signatures guaranteed by:

TRANSFER

To be Executed by the Holder

in Order to Transfer the Warrant

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                                                the right to purchase shares of the Common Stock, $.001 par value per share (“Common Stock”), of Onfolio Holdings Inc. (the “Company”) represented by the foregoing Warrant to the extent of                                                                              shares of Common Stock and appoints attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.

Dated:
Name:

Address

Signatures guaranteed by:

Taxpayer Identification Number:

BCP Media, Inc.

COURSE TERMS AND CONDITIONS

These Course Terms and Conditions (“Terms”) are entered into by and between You and BCP Media, Inc., including its subsidiaries, affiliated companies, owners, members, managers, directors, officers, past and present employees, agents, coaches, representatives, instructors, successors, and assigns (“BCP”). These Terms, together with any documents expressly incorporated by reference herein, govern Your order, purchase, registration for and Use of any Course, offered by BCP on its Website, whether for monetary compensation or on a free trial or promotional basis.

Please read the Terms carefully. You must agree to these Terms before You order, access, or register for any Course. By ordering, registering for, or Using any Course, You accept and agree to be bound and abide by these Terms. You further acknowledge and affirm that, if You order, register for, or Use any Course on behalf of a legal entity other than Yourself, You have the legal authority to bind any such legal entity.

If You do not agree to these Terms, You must not order, register for, or Use any Course.

The Course is offered and available for Use to users who are 18 years of age or older. By ordering, registering for, or Using any Course, You represent that You are lawfully able to enter into contracts and are of the legal age of majority in the jurisdiction in which You reside, but are no younger than 18 years of age. If You are entering into this contract on behalf of a non-human entity, You represent and warrant that You have the authority to so do and to bind that entity.

1 Recitals; Definitions

Each of the recitals set forth above is true and correct and is incorporated into and made an express part of these Terms. Terms defined in this Section 1, and parenthetically defined elsewhere herein, will throughout these Terms have the meaning here or there provided. In these Terms, words importing the singular number include the plural and vice versa, and words importing gender include the masculine, feminine, and neutral genders.

1.1 <Account= has the meaning set forth in Section 6.7 hereof.

1.2 <Base Course= means the Course, exclusive of any Update thereto.

1.3 <BCP= means BCP Media, Inc., including its subsidiaries, affiliated companies, owners members, managers, directors, officers, past and present employees, agents, coaches, representatives, instructors, successors, and assigns.

1.4 <Component(s)= mean(s) the specific parts or services that BCP or its licensors, or assignors maintain, created, licensed, offer, or compile that comprise a Course, including but not limited to words, videos, voice and sound recordings, training materials, design, layout, graphics, photos, worksheets, images, tutorials, workbooks, slides, tests, quizzes, user guides, videos, groups maintained by BCP on Third-Party Software, information, materials, documents, data, databases and all other information and intellectual property accessible on or through the Website, any third-party website BCP may use to distribute or host the Course, and contained in e-mails sent to You by BCP, as well as the look and feel of all of the foregoing.

1.5 <Content= has the meaning set forth in Section 9.2 hereof.

1.6 “Course” means any course materials or services provided by BCP on its Website(s), including but not limited to any Guides, Handbooks, E-Books or Workshops that BCP makes available for purchase or for free trial on its Website. “Course” also includes the specific Components comprising a particular Course.

1.7 <Course-Specific Terms= mean the specific terms, conditions, and descriptions provided on the Website for a specific Course at the point of registration or order placement.

1.8 <Designated User= has the meaning set forth in Section 6.2 hereof.

1.9 <Feedback= has the meaning set forth in Section 5.3 hereof.

1.10 <Group= has the meaning set forth in Section 9.1 hereof.

1.11 <Intellectual Property Rights= has the meaning set forth in Section 5.1 hereof.

1.12 “License” has the meaning set forth in Section 6.1 hereof.

1.13 “Paid Course” has the meaning set forth in Section 3.1 hereof.

1.14 “Parties” means You and BCP. “Party” shall mean either of the Parties in the singular.

1.15 “Policies” mean the policies, including, but not limited to, product-specific terms applicable to the Course, including the Terms of Service, Privacy Policy, and all documents referenced therein, as amended and posted on the Website.

1.16 “Refund Policy” has the meaning set forth in Section 3.6 herein.

1.17 “Terms” means these Course Terms and Conditions.

1.18 “Third-Party Software” means any software or component, module or package, website, plug in, video player, communication platform, server, or host that contains or is derived in any manner (in whole or in part) from, any software that is licensed, hosted, provided, or distributed by a third party. Third Party Software does not include the Course, itself, but may be required to Use the Course.

1.19 “Update” means any and all updates, bug fixes, new releases, modifications, and/or supplements to the Base Course that BCP may make, provide, or offer at its discretion from time to time.

1.20 “Use” and/or “Using” means to download, activate, access, play, open, or otherwise use the Course, as prescribed by these Terms and any Course-Specific Terms.

1.21 “Website” means any website where You Use and/or purchase or register for the Course, including but not limited to https://caitlin-pyle.mykajabi.com, https://proofreadanywhere.com, https://learn.proofreadanywhere.com, https://students.proofreadanywhere, and https://members.proofreadanywhere.com.

1.22 “You” means the non-human legal entity or individual entering into these Terms with BCP, as the case may be. To the extent You are a non-human legal entity, You also includes Your Designated User.

1.23 “Your” means pertaining or belonging to You.

2 Order Acceptance

You agree and acknowledge that Your order or registration for any Course is an offer to purchase or to provide consideration that is required by BCP under the applicable Course-Specific Terms and these Terms to Use that Course. Any order or registration must be accepted by BCP. BCP will confirm its acceptance of Your offer by providing You access to the Course You order or for which You register.

3 Payment and Refunds

3.1 Certain Courses offered by BCP are accessible only if You pay for a License to access the same (“Paid Course”).

3.2 All prices, discounts, and promotions posted on the Website, in the Course-Specific Terms, or communicated to You by BCP are subject to change without notice. The price charged for a Paid Course will be the price in effect at the time You place the order or register for the Course. The posted prices do not include applicable taxes or charges for shipping and handling, to the extent there are any. All such taxes and charges will be added to Your total order amount, and will be itemized at checkout.

3.3 BCP may offer promotions or discounts from time to time that may affect pricing. The terms of promotions or discounts shall be read together and construed, to the fullest extent possible to be in concert with these Terms and the Course-Specific Terms, however, if there is a conflict between the terms for a promotion or discount and these Terms or the Course- Specific Terms, the promotion terms prevail.

3.4 To the extent You are paying by debit card or credit card for a Paid Course, You represent and warrant that (i) the credit card or debit card information provided by You is true, correct, and complete; (ii) You are duly authorized to use such credit card or debit card for the purchase; (iii) charges incurred by You will be honored by Your credit card company or bank; and (iv) You will pay charges incurred by You at the posted prices, including applicable shipping and handling charges and taxes, if any. You further give BCP permission to automatically charge Your debit or credit card for all fees and charged due and payable to BCP, without any additional authorization, for which You will receive an electronic receipt. You also agree that BCP is authorized to share any payment information and instructions required to complete the payments transactions with its third-party payment service providers (i.e., credit card transaction processing, merchant settlement, and the like).

3.5 If payment is required to Use a Course and it is not received when due, to the extent You are not required to make a one-time payment in exchange for Use of a Course, BCP reserves the right to terminate Your Use of the Course immediately and permanently.

3.6 Consistent with BCP’s Disclaimer and Refund Policy, which is located at https://proofreadanywhere.com/disclaimer/ (“Refund Policy”) and is expressly incorporated herein by reference, BCP has a no refund policy for any payment made to Use a Course in light of the extensive time, effort, preparation, and care required to develop and create the Course. To the fullest extent permitted by law, You acknowledge that BCP does not offer refunds for any portion of Your payment for any Course, and agree that all sales are final and no refunds will be provided.

4 Shipments; Delivery; Title and Risk of Loss

4.1 To the extent a Course includes physical Components that must be delivered to You at a physical address, BCP will arrange for shipment of the physical Components to You. You will pay all shipping and handling charges specified prior to placing Your order or registering for the Course. Shipping and handling charges are compensation for the cost BCP incurs in the processing, handling, packing, shipping, and delivery of any physical Components included in a Course.

4.2 Title and risk of loss pass to You upon BCP’s transfer of the physical Components to the carrier. Shipping and delivery dates are estimates and are not guaranteed. BCP is not liable for any delays in shipments.

4.3 Nothing in Section 4 obligates BCP to offer physical Components. To the extent physical Components are included in a Course, this will be specified in the Course-Specific Terms. Components designated by the Course-Specific Terms as downloadable or printable are not the physical Components contemplated by this Section.

5 BCP’s Intellectual Property Rights

5.1 BCP, its licensors, assignors, or other providers retain all ownership, including all right, title, and interest in and to the Course and any permissible copies thereof, with the sole specific exception of any Third-Party Software (“Intellectual Property Rights”). The Course is protected by United States and international copyright, trademark, patent, trade secret, and other intellectual property or proprietary rights laws.

5.2 To the extent that the Course utilizes, incorporates, or references any Third-Party Software, such Third-Party Software is the intellectual property of such third parties. To the extent that the Course utilizes or references any modules, libraries, or the like that include code that is subject to restrictions on proprietary rights or that require public licensing terms, those restrictions or terms pertain only to such modules or libraries and do not alter these Terms.

5.3 With respect to any suggestions, comments, technical information, or other feedback with regard to any Course that You provide to BCP or its licensees in connection with that Course (the “Feedback”), BCP and its licensees may use the Feedback for any purpose without restriction, including, without limitation, for marketing or product support and development. BCP will exclusively own all rights in ideas, inventions, works of authorship, strategies, and data created in or resulting from the Feedback, including all Intellectual Property Rights therein. You further agree that, to the extent that BCP does not own all of the Intellectual Property Rights in and to the Feedback, You assign all Intellectual Property Rights in and to the Feedback to BCP, and You will execute assignments as necessary to achieve this result. You acknowledge that You will not retain any Intellectual Property Rights in the Feedback. Please note that the Feedback does not include the Content discussed in Section 9.2.

6 Limited License Granted to You to Use the Course

6.1 If BCP provides You access to Use any Course, You will be considered BCP’s licensee, and are granted a limited, revocable, single, non-transferable, non-sublicensable, personal, non-exclusive license to Use the Course, subject to and in accordance with the these Terms, the Policies, and any Course-Specific Terms. This license shall be referred to herein as the “License.”

6.2 Only You are permitted to Use the Course for which You hold the License. To the extent You are a non-human legal entity, You may authorize only one individual to Use the Course for which you hold the License on Your behalf (“Designated User”). In such a case, You are responsible for ensuring that Your Designated User complies with all Terms and are responsible for any breaches committed by the Designated User. To the extent You intend on granting multiple individuals access to a Course, You must obtain and pay for separate licenses for each individual.

6.3 You are responsible for ensuring that the device and internet connection that You use to Use the Course meets all minimum operating requirements before ordering or registering for the Course.

6.4 You shall Use the Course only for Your personal use, education, or entertainment purposes. If You intend to Use the Course for any other purpose, including for a commercial intent or for the purpose of generating revenue directly through the Course, You must first obtain and pay for a different License for the Course.

6.5 If the Course utilizes, interfaces with, or operates in connection with services provided by or through certain Third-Party Software, You agree to comply with all limitations, terms, and conditions of the applicable third-party licenses and terms of services or use associated with the Third-Party Software, in addition to these Terms. Your Use of the Course shall be deemed Your acceptance of the third-party licenses and terms of service or use in connection with Your usage of the Course.

6.6 You understand that BCP reserves the right, in its sole discretion, to discontinue any feature(s) or aspect(s) of the Course at any time.

6.7 You may need to create an account using Your email address as a unique user ID on the Website or on a website to which You are directed in order to Use the Course (“Account”). In the event that BCP requires You to create an Account, the License is valid only if the information provided when creating the Account is complete and accurate. You are also responsible for ensuring that Your information provided to BCP remains current. Please note that accounts You maintain on Third-Party Software through which you Use certain Components (i.e., any Group) do not constitute the Account contemplated by this Section.

6.8 Unless expressly provided otherwise herein or in the Course-Specific Terms, You understand and agree that You may not, and will not, in whole or in part, directly or indirectly, do any of the following with respect to a Course: (a) adapt, alter, clone, copy, create a derivative of, decode, decompile, disassemble, display, perform, reproduce, reverse engineer, derive source code from, modify, translate, vary, or otherwise use the Course in a way that is not expressly authorized in these Terms; (b) monetize, assign, distribute, display, publish, rent, timeshare, loan, lease, license or sublicense, sell, or otherwise transfer the Course; (c) permit any third party to use or access the Course, without the prior written, signed authorization from BCP; (d) or cause any Course to be placed in the public domain. Subpart (c) herein shall not impact Your ability to appoint a Designated User, to the extent the same is allowed for herein.

6.9 To the extent the applicable Course-Specific Terms permit You to download, print, annotate, or complete particular Components or Course for personal use (i.e., workbooks, transcripts, e-Books, Guides etc.), You acknowledge and agree that You in no way assume any ownership rights in the Components or the Course, as the case may be. These remain the property of BCP, and any unauthorized use of the same constitutes infringement.

6.10 The trademarks and logos displayed on the Course and/or Components are trademarks belonging to BCP, unless stated otherwise. You are strictly prohibited from using the same.

6.11 BCP reserves all rights in the Course to itself that are not expressly granted in these Terms or in the Course-Specific Terms.

6.12 Your Use of any Course, other than that which is expressly authorized by BCP in these Terms, the Policies, or the Course-Specific Policies, is not permitted.

7 Personal Responsibility, Assumption of Risk, Release, Disclaimers

7.1 You acknowledge that, by engaging with BCP for Use of the Course, You voluntarily assume an element of risk, and knowingly and freely assume all risk and responsibility for damage to any property, and to the fullest extent permitted under law release, covenant not to sue, and hold BCP harmless for any and all liability to You, Your personal representatives, assigns, heirs, and next of kin, for any and all claims, causes of action, obligations, lawsuits, charges, complaints, controversies, damages, costs or expenses of whatsoever kind, nature, or description, whether direct or indirect, in law or in equity, in contract or in tort, or otherwise, whether known or unknown, arising out of or connected with Your Use of the Course, whether or not caused by the active or passive negligence of BCP.

In the event that this Section is held unenforceable for any reason, You agree to limit any damages claimed to the total You paid BCP for Use of the Course.

7.2 The Course provides information and education only, and does not provide any financial, legal, medical, or psychological services or advice. The Course does not prevent, cure, or treat any mental or medical condition. The Course is not intended to be a substitute for professional advice that can be provided by Your own accountant, lawyer, financial advisor, or medical or mental health professional. You are responsible for Your own financial, legal, physical, mental, and emotional well-being, decisions, choices, actions, and results. You should consult with a professional if You have specific questions about Your own unique situation. BCP disclaims any liability for Your reliance on any opinions or advice contained in the Course.

7.3 Earnings and Results Disclaimer. You agree that BCP has not made and does not make any representations about the earnings or results You may receive as a result of Your participation in the Course. BCP cannot and does not guarantee that You will achieve any particular result or earnings through Your Use of the Course, and You understand that results and earnings differ for each individual user.

7.4 Any links to Third-Party Software are subject to separate terms and conditions. BCP is not responsible for or liable for any content on or actions taken by such Third-Party Software. Although BCP may recommend Third-Party Software, it is Your responsibility to fully research such third parties before entering into any transaction or relationship with them.

7.5 BCP tries to ensure that the availability and delivery of the Course is uninterrupted and error-free. However, BCP cannot guarantee that Your Use will not be suspended or restricted from time to time, including to allow for repairs, maintenance, or Updates, although, of course, BCP will try to limit the frequency and duration of suspension or restriction.

7.6 THE INFORMATION, PRODUCTS AND SERVICES OFFERED ON OR THROUGH THE COURSE AND COMPONENTS ARE PROVIDED <> IS= AND WITHOUT WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED. TO THE FULLEST EXTENT PERMISSIBLE BY APPLICABLE LAW, BCP DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BCP DOES NOT WARRANT THAT THE COURSE OR ANY OF ITS FUNCTIONS WILL BE UNINTERRUPTED OR ERROR-FREE, THAT DEFECTS WILL BE CORRECTED, OR THAT ANY PART OF THE WEBSITE, INCLUDING MEMBERSHIP PAGES, OR THE SERVERS THAT MAKE IT AVAILABLE, ARE FREE OF VIRUSES OR OTHER HARMFUL CONTENT.

7.7 BCP SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES THAT RESULT FROM THE USE OF, OR THE INABILITY TO USE, THE COURSE, INCLUDING ITS COMPONENTS, PRODUCTS OR SERVICES, OR THIRD-PARTY SOFTWARE, PRODUCTS OR SERVICES MADE AVAILABLE THROUGH THE COURSE.

8 Account

8.1 As a condition for Your License, if You are required to create an Account, You agree to comply with BCP’s security procedures, including any password policies (including changing Your password from time to time if directed by BCP), to not circumvent any security or access provisions or procedures established by BCP, and to not implement or utilize any alternative access or backdoors to any Course.

Except as otherwise provided for herein, You shall not provide other persons with access to the Course or Your login credentials for Your Account.

8.2 If BCP has reasonable grounds to suspect that You have provided false information, shared Your login credentials with anyone else, or forwarded any non-public Components from the Course to any other person or entity, BCP has the right to suspend or terminate Your Account and refuse any and all current of future Use of the Course or any Components, in whole or part, without refund. Any personally identifiable information You provide as part of the Account creation process is governed by the terms of BCP’s Privacy Policy, which is incorporated by reference herein. If BCP terminates or suspends Your Use of the Course or any Components in accordance with this Subsection, BCP shall not be in breach of the Terms or any Course-Specific Terms.

9 Conduct; Confidentiality; Testimonials and Marketing

9.1 To the extent the Course includes Components such as access to a group or forum, whether hosted by the Website or on Third-Party Software (<> You agree to comply with the moderator/community rules of that Group. Except as otherwise provided for herein, You further agree not to provide other persons with access to any such Group.

In the event You do not comply with the moderator/community rules of such a Group, BCP, may in its discretion, terminate Your access to the Group. In such an event, BCP shall not be in breach of these Terms or the Course-Specific Terms.

9.2 Please carefully choose the materials and information (“Content”) that You upload to, submit to, or embed on any Group. Any Content that You upload to, submit to, or embed on any Group may become public.

9.3 You are responsible for the Content and for any liability that may result from Content You upload to, submit to, or embed on any Group. You participate, comment, and post Content at Your own risk. BCP, or its agents on its behalf, may, in their discretion, delete or modify, in whole or part, any Content provided to a Group. BCP does not, however, have any obligation to monitor content submitted by third parties. BCP neither endorses, nor makes any representations as to the truthfulness or validity of any third-party content. BCP shall not be responsible or liable for any loss or damage caused by third-party content in the Group.

9.4 By publishing Content to the Group, You are representing that You are the sole owner of all such materials and You are at least 18 years old. You are also granting BCP an unlimited, royalty-free, perpetual, irrevocable, non-exclusive, unrestricted, worldwide license to use, copy, modify, transmit, sell, exploit, create derivative works from, distribute, and/or publicly perform or display Your Content, in whole or in part, in any manner or medium, now known or developed in the future, for any purpose (including commercial purpose and advertising), and granting BCP the right to make it part of the BCP’s current or future Courses. This right includes granting BCP proprietary rights or Intellectual Property Rights under any relevant jurisdiction without any further permission from You or compensation by BCP to You.

10 Term and Termination

10.1 Your License to Use a Course will commence when Your offer for purchase or registration is accepted by BCP in the method provided by Section 2, and will continue in effect until it is terminated as provided in this Section.

10.2 Your License shall continue in effect and will terminate upon the earlier of (i) the conclusion of the term provided by the Course-Specific Terms, or (ii) BCP’s termination thereof in accordance with the Terms.

10.3 You may terminate Your License at any time by ceasing Use of the Course, however, Your conduct and Use prior to termination will remain governed by these Terms.

10.4 You agree, upon termination of Your License that You shall have no rights to Use or possess the Course.

10.5 To the extent the Course-Specific Terms provide for “lifetime” Use of a Course, BCP’s termination of Your License shall not be a breach of these Terms or the Course-Specific Terms.

10.6 All Sections of these Terms, with the exception of Sections 6.1, 6.2, and 6.4, shall survive any termination or expiration of Your License.

11 Security

Security for all personally identifiable information is extremely important to BCP. Unfortunately, no data transmission over the internet can be guaranteed to be 100% secure. As a result, BCP does not warrant the security of any information that You transmit via the internet. By transmitting any such information to BCP, You accept that You do so at Your own risk.

12 Governing Law; Enforcement

12.1 These Terms and the rights and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the state of Florida, without giving effect to the principles of choice of law thereof.

12.2 ANY ACTION BROUGHT BY A PARTY SHALL BE BROUGHT EXCLUSIVELY IN THE FEDERAL AND STATE COURTS LOCATED IN ORANGE COUNTY, FLORIDA. ALL PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND WAIVE TRIAL BY JURY.

12.3 Exclusion of UN Convention, UCITA, and Contracts Act 1999. The terms of the United Nations Convention on Contracts for the International Sale of Goods do not apply to these Terms. The Uniform Computer Information Transactions Act (UCITA) will not apply to these Terms, regardless of when or where adopted. Additionally, no person who is not a Party to these Terms shall be entitled to enforce or take the benefit of any of its terms under the Contracts (Rights of Third Parties) Act 1999.

12.4 BCP does not represent that the Course is appropriate or available for Use outside of the United States. If You choose to Use, purchase, or register for the Course from locations outside of the United States, You do so on Your own initiative and are responsible for compliance with local laws, if and to the extent local laws are applicable.

12.5 You acknowledge that any actual or threatened breach of your License and BCP’s Intellectual Property Rights constitute immediate, irreparable harm to BCP and its licensors (as applicable) for which monetary damages would be an inadequate remedy. In the event of such breach or threatened breach, BCP will be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from any court, without any requirement to post a bond or other security, or to prove actual damages or that monetary damages are not an adequate remedy. Such remedies are not exclusive and are in addition to all other remedies that may be available at law, in equity, or otherwise.

13 Invalidity of Provisions

If any provision in these Terms is invalid or unenforceable, such provision shall be construed, limited, or altered, as necessary, to eliminate the invalidity or unenforceability, and all other provisions of these Terms shall remain in effect.

14 Indemnification

You agree to defend, indemnify, release, and hold harmless BCP and any directors, officers, agents, contractors, partners, assigns, successors-in-interest and its and their employees from and against any and all claims, damages, obligations, losses, liabilities, costs, debt and expenses (including but not limited to all attorneys’ fees and costs, including those incurred as a result of appeal or judicial review) arising from or in connection with: (i) Your Use of any Course or Component in violation of these Terms, (ii) any breach by You of these Terms or any representation and warranty made by You herein, (iii) any Content You submit to a Group, (iv) Your Use of materials or features available through any Course (except to the extent a claim is based upon infringement of a third-party right by materials created by the BCP) or (v) a violation by You of applicable law or any agreement or terms with a third party to which You are subject.

15 Force Majeure

BCP shall not be deemed in breach of these Terms if BCP is unable to provide all of a Course or any Component by reason of fire, earthquake, hurricane, flood, natural disaster or other extreme weather event, labor dispute, act of God or public enemy, epidemic, pandemic, death, illness or incapacity of BCP or any local, state, federal, national or international law, governmental order or regulation or any other event beyond BCP’s control.

16 Miscellaneous

16.1 These Terms, together with the documents specifically referenced and incorporated herein, set forth the entire agreement between BCP and You with respect to any Course and Your Use thereof, and supersedes all prior or contemporaneous oral or written communications with respect to the subject matter of these Terms, all of which are merged into these Terms.

16.2 These Terms, the Course-Specific Terms and the Policies, shall be read together and construed, to the fullest extent possible, to be in concert with each other. To the extent that they cannot be so construed, then in the event of any direct conflict, the Course-Specific Terms control the Terms, and the Terms control the Policies.

16.3 Both Parties hereby acknowledge and agree that any and all suppliers, distributors, and licensors of BCP (and any and all licensors of BCP’s licensors) shall be direct and intended third-party beneficiaries of these Terms (including, without limitation, the provisions regarding intellectual property ownership, and the disclaimers of warranties and limitations on liability, as set forth herein), with the right to directly enforce the same.

16.4 No failure or delay in exercising any right or remedy shall operate as a waiver of any such (or any other) right or remedy.

16.5 IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT, IN THE EVENT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN EFFECT.

16.6 The language of these Terms shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either Party, regardless of who drafted or was principally responsible for drafting these Terms or any specific term or conditions hereof. All section headings are for reference only and shall not be considered in construing these Terms.

16.7 These Terms shall bind and inure to the benefit of the Parties, as well as BCP’s successors and assigns. In the event of any legal proceeding between the Parties arising out of or related to these Terms, the prevailing Party shall be entitled to recover, in addition to any other relief awarded or granted, its costs and expenses (including but not limited to reasonable attorneys’ and expert witness’ fees) incurred in any such proceeding, as well as in any appeals or judicial reviews of said proceeding.

16.8 BCP may revise these Terms and will provide such revised Terms to You from time to time. If BCP revises these Terms, BCP will notify You by (i) revising the date at the top of these Terms published on the Website, or (ii) by alerting You by email of the revision, using the email address that You provided to BCP for Your Account. You should regularly review the Terms published to the Website. Unless otherwise noted, the revised Terms will be effective immediately, and Your continued use of and access to the Course will confirm Your acceptance of the changes. If You do not agree to any amendments to the Terms, You must stop using or accessing the Course.

16.9 Use of the Course constitutes Your acknowledgement and acceptance of, and agreement to, the Terms. Neither Party may contest the validity or enforceability of these Terms, including under any applicable statute of frauds, because it was accepted or signed in electronic form. Electronically maintained records, when produced in hard copy form, shall constitute business records and shall have the same validity as any other generally recognized business records.

16.10 Except as specifically provided for herein, You may not assign or otherwise transfer Your License or Your rights and obligations under these Terms, in whole or in part, without BCP’s written consent, and any such attempt to do so will be void. BCP may transfer its rights and obligations under these Terms to a third party.

*** END OF TERMS ***

BCP Media, Inc.

Affiliate Agreement

Please read the entire Affiliate Agreement carefully. This is a legal agreement between you and BCP Media, Inc.

By registering your affiliate account or otherwise participating,  attempting to participate or continuing to participate in the promotional marketing (herein referred to as “Promotion”) of “General Proofreading: Theory and Practice”, “Transcript Proofreading: Theory and Practice”, “Work-At-Home School” or any other future product offered by Promoter (individually and together referred to herein as “Product(s)”) conducted by BCP Media, Inc. and its subsidiaries (“Promoter”), you (“Affiliate”) agree that you have read, understand and agree to the terms of this Agreement without change (“Agreement”) and are not relying on any representation, guarantee, or statement other than as set forth in this Agreement. Please note that throughout this Agreement, “we,” “us,” and “our” refer to the Promoter, and “you,” and “your” refer to the Affiliate. This Agreement contains the complete terms and conditions that apply to you as an Affiliate in the Promotion. This Agreement incorporates our Terms of Service and Privacy Policy, as amended (located on the Promoter’s website at https://proofreadanywhere.com) herein as if it were set forth here in full.

1. OBLIGATION OF THE AFFILIATE

a) To be eligible to participate in the Promotion, you must be at least eighteen (18) years old, have a valid tax identification number or social security number, and must complete IRS Form W-9 if you reside in the United States of America or IRS Form W-8BEN if you reside outside of the United States of America. To begin the enrollment process, you will create and register an affiliate account on Proofread Anywhere Affiliate Access. During the registration process you will be asked to provide certain information. In providing this information, you represent and agree that all information is, and will remain, truthful and current. IF YOU ARE AN AFFILIATE THAT IS ALREADY REGISTERD WITH THE PROMOTER, THEN YOU ARE NOT REQUIRED TO RE-REGISTER AS AN AFFILIATE AND YOUR CONTINUED PARTICIPATION IN THE PROGRAM FOLLOWING OUR EMAIL NOTICE TO THE PRIMARY EMAIL CURRENTLY ASSOCIATED WITH YOUR AFFILIATE ACCOUNT, WITH A COPY OF THIS AGREEMENT ATTACHED, SHALL CONSTITUTE BINDING ACCEPTANCE BY YOU OF THIS AGREEMENT. IF THIS AGREEMENT IS NOT ACCEPTABLE TO YOU, YOUR ONLY RECOURSE IS TO TERMINATE THESE TERMS BY SENDING NOTICE TO US VIA EMAIL TO AFFILIATE@BCPMEDIAINC.COM WITHIN SEVEN (7) CALENDAR DAYS OF OUR EMAIL NOTICE TO YOU. If you consent to this Agreement, then you do not need to take any further action.

b) The purpose of this Agreement is to allow you, through the dedicated URL code we provide to you (herein referred to as “Link(s)”), to link between your content and Promoter’s website. The fact that we auto approve applications does not prohibit us from rejecting, denying or cancelling your affiliate account at our sole discretion. We reserve the right, at any time, to determine whether you are eligible to participate in the Program

c) You shall promote the Product in accordance with the terms of this Agreement. Any violation of these terms shall constitute a material breach of this Agreement, and this Agreement shall immediately terminate without notice, and you shall forfeit all paid and future commissions as partial compensation for damages suffered by Promoter.

d) You shall promote and market the Product using only promotional materials supplied by us or content approved by us. Promotional material (for e.g., emails, landers, ads, social media posts) must be consistent with the Product’s branding and shall not be false or misleading.

e) You shall direct all potential customers of the Products to the Promoter via the Link(s).

f) You agree to conduct yourself in compliance with all applicable law, rules, and regulations, including without limitation, CAN-SPAM.

g) You may not market the Products, whether directly or indirectly, to persons 13 years of age or younger. You must fully comply with the Children’s Online Privacy Protection Act (COPPA), 15 U.S.C. § 6501 et seq., and regulations promulgated thereunder.

2. COMMUNICATION RULES

a) In your communications with the public and third parties concerning your relationship with us, the Product and the Promotion, you must clearly disclose that you are an affiliate in a manner consistent with the U.S. Federal Trade Commission’s material connections disclosure requirements per 16 C.F.R.§ 255.0 et seq. You shall not misrepresent or imply that the relationship is a partnership, joint venture, endorsement of your business, or the like.

b) Your eligibility to participate in the Promotion depends on several things, including how you promote the Products. We reserve the right, in our sole discretion and without explanation to you, to reject your registration or cancel your participation in the Promotion. You agree and understands that if your marketing, websites, emails or any other communications is deemed Inappropriate (as set forth below) at the sole discretion of the Promoter, you will be in breach of this Agreement.

<Inappropriate> means:

i. containing, promoting or linking to sexually explicit or violent material;

ii. promoting, depicting or linking to material that promotes or depicts discrimination based on race, gender, religion, national origin, physical or mental disability, sexual orientation, or age;

iii. containing unlawful, harmful, threatening, defamatory, obscene, harassing, or racially, ethnically or otherwise objectionable material;

iv. incorporating any materials which violate intellectual property rights or other rights of third parties;

v. containing information regarding, promoting or linking to a site that provides information or promotes illegal activity;

vi. using or embedding Promoter’s videos, images, banners, likeness, brand name or website in a way that may cause a consumer to be confused about the source and ownership of the material, including creating or designing a website in any manner which leads consumers to believe you are the Promoter;

vii. offering a cash incentive or discount on Products without our consent;

viii. collecting personal information about visitors without their knowledge;

ix. engaging in fraudulent, unfair, or deceptive practices;

x. using negative content to promote the Products; and

xi. for any other reason that Promoter deems inappropriate.

3. LINKS AND MARKETING

a) Promoter will provide you with Links as well as content to promote and offer the Product to your customers via your website(s), correspondence and emails. The Link allows us to accurately keep track of all visitors from your content to ours.

b) You may ONLY utilize the Links provided by the Promoter on marketing material, websites, emails and other online properties owned or maintained by you.

c) You may NOT post the Links on websites not owned by you except via social media pages controlled by you.

d) We reserve the right, at any time, to review your promotion and offering of the Product, your Link placement, and require you to make changes to comply with these guidelines.

e) At its sole discretion, Promoter may place your Facebook ad pixel on various opt- in and order success pages for the purposes of assisting us in collecting conversion analytics and improve the Promotion. You may not re-target audiences created by the placement of such pixels.

4. SPAM AND UNSOLICITED EMAIL

Certain forms of advertising are always prohibited by us. For example, advertising commonly referred to as <spamming> is unacceptable to us and could cause damage to our name. You agree to abide by all Federal Trade Commission Guidelines and the U.S. Federal CAN-SPAM Act. Other generally prohibited forms of advertising include the use of unsolicited commercial email, postings to non-commercial newsgroups and cross-posting to multiple newsgroups at once. In addition, you may not advertise in any way that effectively conceals or misrepresents your identity, your domain name, or your return email address. You may mail a customer to promote the Products so long as the recipient is already a customer or subscriber of your services or website, and the recipient has the option to remove himself or herself from future mailings. At all times, you must clearly represent yourself and your website(s) as independent from us.

5. INVESTIGATIONS BY LAW ENFORCEMENT OR GOVERNMENT AGENCIES

a) Promoter reserves the right to reject any Affiliate registration or immediately terminate any Affiliate from the Promotion who has ever been investigated by any law enforcement or government agency for the Affiliate’s marketing or advertising practices. You must make full disclosure to the Promoter of any such investigations, including the results of such investigations so that the Promoter can make an informed decision as to whether you are eligible to participate in the Promotion.

b} If your registration is approved, you must also make full disclosure to the Promoter immediately of any such investigations that occur while this Agreement remains effective.

6. DATA SECURITY

You shall comply with all applicable data protection laws regarding the storage, use and transmission of data.

7. EARNING DISCLAIMER

a) You have independently evaluated the desirability of participating in the Promotion and are not relying on any representation, guarantee, or statement other than as set forth in this Agreement. You accept and agree that you are fully responsible for your progress and results from your participation in this Promotion. We offer no representations, warranties or guarantees verbally or in writing regarding your earnings or results. By participating in this Promotion, you understand because of the nature of the Promotion, the results experienced by each person may significantly vary.

b) You understand that we may at any time (directly or indirectly) enter into relationships on terms that may differ from those contained in this Agreement. We may also enter into agreements with third parties that compete with you.

c) We make no warranties of the operation of our website or services and will not be liable for the consequences of any interruptions, down time or errors.

d) Our website(s), Products and offerings contain general information and are not intended to be legal advice, tax advice, investment advice, or financial planning advice. We make no guarantees or promises of actual performance.

e) This Promotion is not a “business opportunity” for purposes of the U.S. Federal Trade Commission’s Business Opportunity Rule, 16 C.F.R. § 437.1 et seq.

8. COMMISSIONS PAYMENTS

a) After registering with us, you will receive a Link which you will use to promote and advertise the Products. When an individual person clicks through the Link, a cookie will be set in their browser with your Affiliate code and their IP address may also be logged with your Affiliate code. During that visit to our website or a later visit that is within thirty (30) days of the first Link click, when a purchase of a Product is made, the commission will be credited for the sale based on the existence of the cookie and the Affiliate code.

b) In order to receive proper credit for sales of Products, an individual person must purchase the Products through your Link.

c) All commissions for Product sales are calculated based on the net transaction. In other words, all taxes, shipping, and payment processing fees are first deducted from the sums collected from the customer. The remaining amount is a commissionable sale. The commission rate of forty percent (40%) is then applied to the sale to determine the amount due to you.

d) The Promoter may also charge a per transaction fee for every transaction processed. Payment of commissions for Product sales is dependent upon customer providing such funds to Promoter, and therefore, you agree that Promoter shall not be liable to you for commissions to the extent that Promoter has not received such funds from the customer (for e.g., if customer chooses to pay for the Product in installments, your commission rate will be calculated based on our receipt of each full installment payment from the customer). Please note that if payment plans for Products are sent to collections (or if it takes us more than four (4) weeks to bring the payments from a customer for a purchased Product current), then the Promoter does not pay commissions, and you also agree you are not owed a commission under such circumstances, on such sales of Products, regardless of whether the Promoter is eventually paid for the purchase of such Products. You will not be paid commissions for any sales that the Promoter, in its sole and absolute discretion, determines is ineligible, including, but not limited to, because it results from spam, purchasing search advertising that targets or serves impressions to search engine visitors based on the trademark(s), brandmark(s) or Product name(s) of the Promoter, cloning other affiliate site’s content or promotional materials, forcing clicks, “cookie stuffing” or “cookie dropping”, spoofing, spyware, adware, typosquatting, URL hijacking domains, stolen data used for lead generation, credit card fraud, or returned Product.

e) If a sale is canceled, refunded, charged back or never fully paid for any reason, you will owe us for those commissions paid to you and we have the option to offset such amounts from future commission payments owed to you.

f) If a customer clicks on links of multiple affiliates, the affiliate that is associated with the last link clicked by the customer that results in the sale of the Product will be the affiliate who is credited with the sale of the Product. For each sale of a Product, only one commission may be credited to an affiliate. Promoter does not split commissions.

g) You may not purchase the Product for your personal, non-commercial use through the Link and receive commission for the sale of the Product.

h) Your commissions are determined in the sole discretion of the Promoter.

i) Commission payments will be sent to you by Promoter via PayPal and shall be reduced in the amount equal to the PayPal fees associated with the processing and distribution of commissions.

j) Promoter makes every reasonable effort to accurately track and pay commissions for all Product sales but will NOT be held liable for any technical difficulties, outside events, actions by other affiliates or other uncontrollable events that may disrupt or interfere with Promoter’s ability to track sales or pay commissions.

k) If you have an outstanding balance due to us under this Agreement or any other agreement between you and the Promoter, whether or not related to the Promotion, you agree that Promoter may offset any such amounts due to Promoter from amounts payable to you under this Agreement.

9. ORDER PROCESSING

We will solely be responsible for processing orders for Products. Customers who purchase Products will be deemed to be customers of Promoter. Prices and availability of our Products may vary from time to time. The Promoter will always determine the price paid by the customer for a Product. You are not allowed to offer any refunds, credits or discounts to our Products without the prior written consent of the Promoter. The Promoter reserves the right to reject any order that does not comply with our rules, operating procedures and policies.

10. NO TRANSFER OF INTELLECTUAL PROPERTY

a) Once you are approved, and so long as you remain eligible to participate in the Promotion, the Promoter grants you the non-exclusive, revocable, limited, non-transferable license to use the content that the Promoter provides to you and the right to access the Promoter’s website through the Links solely in accordance with the terms of this Agreement. You do not have any intellectual property rights in any of the content or Links. You may not use ANY of the Promoter’s material without full disclosure and permission from us. All intellectual property, including Promoter’s copyrighted materials, trademarks, trade secrets and service marks shall remain the sole and exclusive property of the Promoter. No transfer of these rights is granted or implied.

b) Furthermore, any data that is collected or generated through your efforts, use, or participation are deemed to be confidential information of the Promoter and become wholly owned by us. This information is proprietary to us and is considered a trade secret.

c) You agree not to use our Links or materials in any manner that may portray us in a negative light.

d) You shall not:

i. read, intercept, record, redirect, interpret, or fill in the contents of any electronic form or other materials submitted to Promoter by any person or entity;

ii. take any action that could reasonably cause a likelihood of confusion as to your relationship with Promoter;

iii. frame your website to look like the Promoter’s website or to utilize the Promoter’s branding in any way that would cause a likelihood of confusion with customers or the general public as to who is hosting or promoting such a website;

iv. seek to purchase or register any keywords, search terms or other identifiers related to the trademarks of the Promoter or the Products or the trade or service marks or names of Promoter’s primary competitors, including misspellings or variations thereof for use in any search engine, portal, sponsored advertising service or other search or referral service unless otherwise agreed to by the Promoter; or

v. seek to purchase or register any domains or other identifiers that include variations on the trade or service marks, or names of the Promoter or Products intended to approximate misspellings or typographical mistakes of same or which otherwise would constitute a typo or domain squatting, including variations thereof for use in any search engine, portal, sponsored advertising service or other search or referral service unless otherwise agreed to by the Promoter.

11. RELATIONSHIP OF PARTIES

Nothing in this Agreement shall be deemed to create a partnership, joint venture, agency relationship, sales representative, franchise, or employment relationship between you and us. Affiliate is an independent contractor and responsible for any and all federal, state, local, and/or foreign income taxes, self-employment taxes, sales tax, including federal and state withholdings, social security tax, federal, state and local licenses, fees, public liability and workman’s compensation insurance.

12. REPRESENTATIONS AND WARRANTIES

You hereby represent and warrant to us as follows:

a) You have reviewed and understand this Agreement and agree to be bound by its terms.

b) Your acceptance of this Agreement and participation in the Promotion will not violate (i) any provision of law, rule, or regulation to which you are subject, (ii) any order, judgment, or decree applicable to you or binding upon your assets or properties, (iii) any provision of your organizational documents, or (iv) any agreement or other instrument applicable to you or binding upon your assets or properties.

c) You are not required to obtain consent, approval, or authorization of, or exemption by, or filing with, any governmental authority or any third party in connection with your entrance into this Agreement.

d) You are at least eighteen (18) years of age.

e) Each referred customer is valid, genuine, and unique.

13. CONFIDENTIALITY

a) You agree to keep Confidential Information (as defined below) in the strictest confidence and NOT to, for any purpose outside the terms of this Agreement, share, use, copy, adapt, alter, distribute, duplicate, or part with possession of any of the Promoter’s Confidential Information which is not directly approved by the Promoter in writing, or any Confidential Information that is disclosed or otherwise comes into its possession under or in relation to this Agreement. Confidential information includes, but is not limited to: sales figures, commission rates, software passwords, Promoter list size, list contents, ideas, stories, activities, curriculum, event format, presentation materials, presentation content, inventions, financial information, business plans, business processes, marketing plans, marketing strategies, marketing copy, financial projections, customer lists, customer financial information, personal information of executives, sponsorship strategies, relationships with other vendors, media delivery concepts and systems, including, but not limited to, web-based delivery systems, technical data, software designs, drawings, specifications, models, source code, object code, documentation, diagrams, flow charts, and other similar information that is proprietary to and confidential information of the Promoter.

b) Confidential Information shall not include information that is (a) already lawfully known to or independently developed by the Affiliate, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party not under any obligation of confidentiality to the disclosure hereunder. Notwithstanding the foregoing, you are hereby authorized to deliver a copy of any such information (1) pursuant to a valid subpoena or order issued by a court or administrative agency of competent jurisdiction, (2) to your accountants, attorneys, or other agents on a confidential basis, and (3) otherwise as required by applicable law, rule, regulation, or legal process.

c) All customer information collected during the Promotion shall be owned by the Promoter. Affiliate shall not disclose the terms of this Agreement to any third party unless required by law.

d) Further, you agree that if you violate, or if Promoter believes you will violate the confidentiality section of this Agreement, the Promoter will be entitled to injunctive relief to prohibit any such violations and to protect against the harm of such violations.

14. INDEMNIFICATION AND LIABILITY

a) You hereby agree to indemnify and hold harmless Promoter and its subsidiaries and affiliates, and their directors, officers, employees, agents, shareholders, partners, members, and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs, and expenses (including reasonable attorneys’ fees) (any or all of the foregoing hereinafter referred to as “Losses”) insofar as such Losses (or actions in respect thereof) arise out of or are based on (i) any claim that you have infringed on any trademark, trade name, service mark, copyright, license, intellectual property, or other proprietary right of any third party, (ii) any misrepresentation of a representation or warranty or breach of a covenant and agreement made by you herein, or (iii) any claim related to your website or communication, including, without limitation, its development, operation, maintenance and content therein not attributable to us.

b) THE PROMOTER WILL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT OR THE PROGRAM, EVEN IF THE PROMOTER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, OUR AGGREGATE LIABILITY ARISING WITH RESPECT TO THIS AGREEMENT AND THE PROGRAM WILL NOT EXCEED THE TOTAL COMMISSIONS PAID OR PAYABLE TO YOU UNDER THIS AGREEMENT DURING THE THREE (3) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY.

15. TERMINATION AND MODIFICATION

a) Promoter may terminate this Agreement at any time upon notice to you. Additionally, this Agreement will terminate immediately upon your breach of this Agreement. Termination for breach or violation of the law shall also result in forfeiture of any commission owed and disgorgement of commissions already paid. Except as set forth in Section 15 b) below, you must give thirty (30) days written notice to Promoter to terminate this Agreement. Upon termination, you will immediately cease your participation in the Promotion and remove any Links, offers, and content that we have provided to you. Once terminated, you will forfeit any rights to any compensation from the date of termination. Additionally, following termination of this Agreement, you agree that the Confidentiality and Indemnification provisions above will remain in effect for perpetuity.

b) We may modify this Agreement at any time, and if we do so, we will notify you by sending a notice to the primary email associated with your account. If you do not agree to the modification, you must immediately terminate this Agreement by sending notice to us via email to affiliate@bcpmediainc.com. If you continue to participate in the Promotion following an email notification of modification, you are deemed to agree to the modification(s).

16. FORCE MAJEURE

You agree not to hold us liable for any damages related to issues beyond our control, including but not limited to, acts of God, war, terrorism, insurrection, riots, criminal activity, natural disasters, pandemics, disruption of communications or infrastructure, labor shortages or disruptions (including unlawful strikes), shortages of materials, and any other events which are not within our control.

17. ASSIGNMENT

This Agreement may not be assigned by Affiliate. The Promoter may assign or transfer its rights and duties under this Agreement without notice to you.

18. SEVERABILITY

If any provision or covenant, or part thereof, of this Agreement should be held by any court or other legitimate tribunal with appropriate jurisdiction to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

19. MISCELLANEOUS PROVISIONS

a) You agree that this Agreement is agreed to and delivered by you and constitutes your legal, valid, and binding obligation, enforceable against you in accordance with its terms. You have the full right, power, and authority to enter into and be bound by the terms of this Agreement without the approval or consent of any other party. This Agreement constitutes the entire understanding of the parties and may be only modified by Promoter as set forth herein.

b) Except as specifically stated otherwise herein, the parties to this Agreement will submit all disputes arising under this Agreement to arbitration in Orange County, Florida before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be an attorney admitted to practice law in Florida. No party to this Agreement will challenge the jurisdiction or venue provisions as provided in this section.  The decision of the arbitrator shall be final and binding. Judgment upon the award rendered by the arbitration may be entered in any court with jurisdiction to do so. Nothing contained in this Agreement shall prevent a party from obtaining an injunction.

c) In no case shall you have the right to go to court or have a jury trial. You will not have the right to engage in pre-trial discovery except as provided in the rules. You will not have the right to participate as a representative or member of any class or claimants pertaining to any claim subject to arbitration.

d) Any causes of action or claim you may have with respect to the Promotion or the Promoter must be commenced within ninety (90) days after the claim or cause of action arises or such claim or cause of action is barred.

e) This Agreement shall be construed and interpreted according to the laws of the State of Florida, without reference to rules governing conflicts of laws. Any action relating to this Agreement must be brought exclusively in Orange County, Florida. This Agreement shall be binding upon the parties hereto, their heirs, successors, assigns, and personal representatives.

f) To the extent you have in any manner violated or threatened to violate the Promoter’s intellectual property rights, the Promoter may seek injunctive or other appropriate relief in any court located in Orange County, Florida, and you consent to the exclusive jurisdiction and venue in such courts.

g) The Promoter’s failure to insist upon or enforce strict performance of any provision of this Agreement shall not be construed as a waiver of any provision or right. Neither the course of conduct between the parties nor trade practice shall act to modify any provision of this Agreement.

h) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

i) This BCP Media, Inc. Affiliate Agreement was last updated on January 13, 2021.

End of Agreement

PRIVACY POLICIES

Proofread Anywhere Website (Current Early 2021-Present)

Privacy Policy

BCP Media, Inc. (d/b/a “Proofread Anywhere”) (hereinafter referred to as “BCP”, “We”, or “Us”) respect the privacy rights of our visitors and recognize the importance of protecting the information collected about them. We are committed to protecting your privacy and complying with applicable data protection regulations and privacy laws, including the General Data Protection Regulation (EU) 2016/679 and any legislation implementing this Regulation that may be enacted and in force from time to time, including the Data Protection Act 2018, (“GDPR”) and U.S. federal and state privacy laws.

This Privacy Policy describes how your personal information is collected, used, and shared when you visit, access, use or make a purchase from proofreadanywhere.com, bcpmediainc.com, workathomeschool.com, caitlin-app.clickfunnels.com and caitlin-pyle.mykajabi.com and any BCP application (collectively, the “Sites”), your interactions with the online training programs and information offered by BCP (the “Programs”), emails you receive related to the Programs, and any information collected from you by Us on the Sites or through the Programs.

We take your privacy seriously and are committed to protecting and respecting your privacy. We ask that you carefully read this Privacy Policy as it contains important information about your rights and the protection of your personal information.

PERSONAL INFORMATION WE COLLECT

When you visit the Sites, we automatically collect certain information about your device, including information about your web browser, IP address, time zone, and some of the cookies that are installed on your device. Additionally, as you browse the Sites, we collect information about the individual web pages or products that you view, what websites or search terms referred you to the Sites, and information about how you interact with the Sites. We refer to this automatically-collected information as “Device Information.”

We collect Device Information using the following technologies:

– “Cookies” are data files that are placed on your device or computer and often include an anonymous unique identifier. For more information about cookies, and how to disable cookies, visit http://www.allaboutcookies.org.

– “Log files” track actions occurring on the Sites, and collect data including your IP address, browser type, Internet service provider, referring/exit pages, and date/time stamps.

– “Web beacons,” “tags,” and “pixels” are electronic files used to record information about how you browse the Sites.

Additionally, when you make a purchase or attempt to make a purchase through the Sites, we collect certain information from you, including your name, billing address, shipping address, payment information (including credit card numbers, PayPal ID, email address, and phone number).  We refer to this information as “Order Information.”

When we talk about “Personal Information” in this Privacy Policy, we are talking both about Device Information and Order Information.

HOW DO WE USE YOUR PERSONAL INFORMATION?

We use the Order Information that we collect generally to fulfill any orders placed through the Sites (including processing your payment information, arranging for shipping, and providing you with invoices and/or order confirmations}. Additionally, we use this Order Information to: Communicate with you; Screen our orders for potential risk or fraud; and When in line with the preferences you have shared with us, provide you with information or advertising relating to our products or services.

We use the Device Information that we collect to help us screen for potential risk and fraud (in particular, your IP address and device MAC address}, and more generally to improve and optimize our Sites (for example, by generating analytics about how our customers browse and interact with the Sites, to serve remarketing advertising to you, and to assess the success of our marketing and advertising campaigns}.

SHARING YOUR PERSONAL INFORMATION

We share your Personal Information with third parties to help us use your Personal Information, as described above. For example, we use ClickFunnels to power our online store– you can read more about how ClickFunnels uses your Personal Information here: https://signup.clickfunnels.com/privacy-policy. We also use Google Analytics to help us understand how our customers use the Sites–you can read more about how Google uses your Personal Information here: https://www.google.com/intl/en/policies/privacy/. You can also opt-out of Google Analytics here: https://tools.google.com/dlpage/gaoptout.

Finally, we may also share your Personal Information to comply with applicable laws and regulations, to respond to a subpoena, search warrant or other lawful request for information we receive, or to otherwise protect our rights.

BEHAVIORAL ADVERTISING

As described above, we use your Personal Information to provide you with targeted advertisements or marketing communications we believe may be of interest to you.  For more information about how targeted advertising works, you can visit the Network Advertising Initiative’s (“NAI”) educational page at http://www.networkadvertising.org/understanding-online-advertising/how-does-it-work.

You can opt out of targeted advertising by:

Facebook – https://www.facebook.com/settings/?tab=ads

Google – https://www.google.com/settings/ads/anonymous

Microsoft Bing – https://advertise.bingads.microsoft.com/en-us/resources/policies/personalized-ads

Additionally, you can opt out of some of these services by visiting the Digital Advertising Alliance’s opt-out portal at: http://optout.aboutads.info/.

DO NOT TRACK

Please note that we do not alter our Sites’ data collection and use practices when we see a Do Not Track signal from your browser.

YOUR RIGHTS

If you are a European resident, you have the right to access personal information we hold about you and to ask that your personal information be corrected, updated, or deleted. If you would like to exercise this right, please contact us through the contact information below.Additionally, if you are a European resident we note that we are processing your information in order to fulfill contracts we might have with you (for example, if you make an order through the Sites}, or otherwise to pursue our legitimate business interests listed above. Additionally, please note that your information will be transferred outside of Europe, including to Canada and the United States.

DATA RETENTION

When you place an order through the Sites, we will maintain your Order Information for our records unless and until you ask us to delete this information.

CHANGES

We may update this privacy policy from time to time in order to reflect, for example, changes to our practices or for other operational, legal or regulatory reasons.

ACCESSING AND CORRECTING YOUR INFORMATION

You can request to access, correct or delete any personal information that you have provided to us by contacting us at legal@bcpmediainc.com. We may not accommodate a request to change information if we believe the change would violate any law or legal requirement or cause the information to be incorrect.

CONTACT US

For more information about our privacy practices, if you have questions, or if you would like to make a complaint, please contact us by e-mail at legal@bcpmediainc.com or by mail using the details provided below:

1810 Barker Dr, Winter Park, FL, 32789, United States

Work-at-Home School Website (Current)

Privacy Policy

Work-At-Home School collects data about your activities that does not personally or directly identify you when you visit our website, the website of entities for which we serve advertisements (our “Advertisers”), or the websites and online services where we display advertisements (“Publishers”). This information may include the content you view, the date and time that you view this content, the products you purchase, or your location information associated with your IP address. We use the information we collect to serve you more relevant advertisements (referred to as “Retargeting”). We collect information about where you saw the ads we serve you and what ads you clicked on.

We will never sell your information to anyone.

Update: EU visitors’ GDPR rights

If you are within the European Union, you are entitled to certain information and have certain rights under the General Data Protection Regulation. If you request your information you chose to provide to us to be deleted, we will do so promptly.

We require only the information that is reasonably required to enter into a contract with you. We will not require you to provide consent for any unnecessary processing as a condition of entering into a contract with us.

Proofread Anywhere Website (Archived/Legacy; Inactive as of Mid-2020)

Privacy Policy

Proofread Anywhere collects data about your activities that does not personally or directly identify you when you visit our website, the website of entities for which we serve advertisements (our “Advertisers”), or the websites and online services where we display advertisements (“Publishers”). This information may include the content you view, the date and time that you view this content, the products you purchase, or your location information associated with your IP address. We use the information we collect to serve you more relevant advertisements (referred to as “Retargeting”). We collect information about where you saw the ads we serve you and what ads you clicked on.

We will never sell your information to anyone.

Update: An EU visitor’s GDPR rights

If you are within the European Union, you are entitled to certain information and have certain rights under the General Data Protection Regulation. If you request your information you chose to provide to us to be deleted, we will do so promptly.

We require only the information that is reasonably required to enter into a contract with you. We will not require you to provide consent for any unnecessary processing as a condition of entering into a contract with us.

August 9, 2022

BCP Media, Inc

1810 Barker Drive

Winter Park, FL 32789-6202

FEIN No.: 47-4216899

Business Partner No.: 4629687

Certificate of Compliance

Dear: Cody Lister,

We have received your request for a certificate of compliance as referenced in Section 213.758(4), F.S., for the account listed above. Our records indicate that as of the date of this letter:

·	The Department has not issued a Notice of Intent to Audit for the referenced account;

·	Any audit assessment issued is still within the timeframe to protest;

·	All required tax returns, as of the date of this letter, for the referenced account have been filed; and

·	There are no outstanding liabilities on the referenced account.

Therefore, this letter constitutes receipt of a certificate of compliance and is issued to BCP Media, Inc in accordance with Section 213.758(4)(a)1.a, Florida Statutes.

Please be advised that Section 213.758(4)(a)2., Florida Statutes, allows either the transferee of a business or its transferor to request an audit of the transferor’s books and records.

Sincerely,

Kimberly Bell

Tax Specialist I

General Tax Administration

Phone: (850) 488-6800

Contact ID # E2992F1624B21E2992F1624B21

TRANSACTION DETAILS	DOCUMENT DETAILS
Document Name
Reference Number	Bcp - Asset Purchase Agreement Vf 101322
608E81F1-6E4D-409A-9C78-365F1948A79C	Filename
Transaction Type	bcp_-_asset_purchase_agreement_vf_101322.pdf
Signature Request	Pages
Sent At	142 pages
10/13/2022 22:28 EDT	Content Type
Executed At	application/pdf
10/13/2022 23:03 EDT	File Size
Identity Method	1.58 MB
email	Original Checksum
Distribution Method	0d52f511412de6659c7a5bd224535335d73e752b081b07f6d17516474983507a
email
Signed Checksum
30346efc4268d019bfa67756965ccb3d0b34b2f28c2bbabaae36ebdd916d9dfb

Signer Sequencing
Disabled
Document Passcode
Disabled

S I G N E R S

SIGNER	E-SIGNATURE	EVENTS
Name	Status	Viewed At
Dominic Wells	signed	10/13/2022 22:34 EDT
Email	Multi-factor Digital Fingerprint Checksum	Identity Authenticated At
dom@onfolio.com	501e248f346e0bf6a31609ff027532e099a5501ad54926879dfbabfc1e7e241a	10/13/2022 22:38 EDT
Components	IP Address	Signed At
20	220.128.196.67	10/13/2022 22:39 EDT
Device
Chrome via Mac
Drawn Signature

Signature Reference ID 70FEB0F3 Signature Biometric Count 180

Name	Status	Viewed At
Caitlin Pyle	signed	10/13/2022 22:34 EDT
Email	Multi-factor Digital Fingerprint Checksum	Identity Authenticated At
caitlin@bcpmediainc.com	2352e16b6ac218a158bd442e9653e787c293efacec2efcf5c82700e0d832a5c4	10/13/2022 22:35 EDT
Components	IP Address	Signed At
13	68.202.220.239	10/13/2022 22:36 EDT
Device
Chrome via Mac
Drawn Signature

Signature Reference ID 4EE6F691 Signature Biometric Count 265

Name	Status	Viewed At
Cody Lister	signed	10/13/2022 22:30 EDT
Email	Multi-factor Digital Fingerprint Checksum	Identity Authenticated At
cody@bcpmediainc.com	e83eff183673bcc10121ce03a33aff175ec24a2e84958e22f7d6bc3457c70b52	10/13/2022 22:33 EDT
Components	IP Address	Signed At
11	68.33.176.112	10/13/2022 22:33 EDT
Device
Safari via Mac
Drawn Signature

Signature Reference ID 73698020 Signature Biometric Count 1453

A U D I T S

TIMESTAMP	AUDIT

10/13/2022 22:28 EDT	FE International, Inc. (brokerage@feinternational.com) created document ‘bcp_-_asset_purchase_agreement_vf_101322.pdf’ on Chrome via Windows from 8.10.67.137.

10/13/2022 22:28 EDT	Tate Langerman (tlangerman@karp-langerman.com) was emailed a link to sign.

10/13/2022 22:28 EDT	Caitlin Pyle (caitlin@bcpmediainc.com) was emailed a link to sign.

10/13/2022 22:28 EDT	Dominic Wells (dom@onfolio.com) was emailed a link to sign.

10/13/2022 22:28 EDT	Cody Lister (cody@bcpmediainc.com) was emailed a link to sign.

10/13/2022 22:28 EDT	Tate Langerman (tlangerman@karp-langerman.com) viewed the document on Chrome via Windows from 67.84.73.232.

10/13/2022 22:30 EDT	Cody Lister (cody@bcpmediainc.com) viewed the document on Safari via Mac from 68.33.176.112.

10/13/2022 22:33 EDT	Cody Lister (cody@bcpmediainc.com) authenticated via email on Safari via Mac from 68.33.176.112.

10/13/2022 22:33 EDT	Cody Lister (cody@bcpmediainc.com) signed the document on Safari via Mac from 68.33.176.112.

10/13/2022 22:34 EDT	Caitlin Pyle (caitlin@bcpmediainc.com) viewed the document on Chrome via Mac from 68.202.220.239.

10/13/2022 22:34 EDT	Dominic Wells (dom@onfolio.com) viewed the document on Chrome via Mac from 220.128.196.67.

10/13/2022 22:35 EDT	Caitlin Pyle (caitlin@bcpmediainc.com) authenticated via email on Chrome via Mac from 68.202.220.239.

10/13/2022 22:36 EDT	Caitlin Pyle (caitlin@bcpmediainc.com) signed the document on Chrome via Mac from 68.202.220.239.

10/13/2022 22:38 EDT	Dominic Wells (dom@onfolio.com) authenticated via email on Chrome via Mac from 220.128.196.67.

10/13/2022 22:39 EDT	Dominic Wells (dom@onfolio.com) signed the document on Chrome via Mac from 220.128.196.67.

10/13/2022 22:50 EDT	Tate Langerman (tlangerman@karp-langerman.com) viewed the document on Chrome via Windows from 67.84.73.232.

10/13/2022 23:03 EDT	Tate Langerman (tlangerman@karp-langerman.com) was removed from document 608e81f1- 6e4d-409a-9c78-365f1948a79c as the document was force completed.

10/13/2022 23:03 EDT	Component ‘Signature Field 22’ assigned to signer4 was removed as the document was force completed.

10/13/2022 23:03 EDT	FE International, Inc. (brokerage@feinternational.com) force completed document ‘bcp_-_asset_purchase_agreement_vf_101322.pdf’ on Chrome via Windows from 172.58.236.80.